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                                                                   EXHIBIT 10.33


                            ASSET PURCHASE AGREEMENT


               THIS ASSET PURCHASE AGREEMENT is entered into this 24 day of August, 1998, by and among JOE'S DIRECT, INC., an Oregon corporation ("Buyer"); and ATHLETICA, INC., an Oregon corporation ("Athletica"), GRAVITY GAMES, INC., an Oregon corporation ("Gravity Games") and TS HOLDING, INC., an Oregon corporation ("TS") (Athletica, Gravity Games and TS are sometimes referred to individually as "Seller" and collectively as "Sellers") and Douglas B. Spink and Gregory Biggs (collectively, "Shareholders").

RECITALS:

               A. Sellers are engaged in the business of operating a multi-title catalog company focusing in outdoor related leisure activities. Athletica, TS and Gravity Games collectively publish six separate catalogs related to outdoor leisure activities (such business as conducted by Sellers or any Seller, as the context requires, is hereinafter referred to as the "Business").

               B. Subject only to the limitations and exclusions contained in this Agreement, and on the terms and conditions hereinafter set forth, Sellers wish to sell and Buyer wishes to purchase the assets of Sellers that relate to the Business.

               C. Shareholders are the majority stockholders of Sellers, except for Gravity Games.

AGREEMENT:

               NOW, THEREFORE, in consideration of the foregoing Recitals and the agreements set forth herein, the parties agree as follows:


                                 ARTICLE 1. - SALE OF ASSETS

               1.1 ASSETS. At the Closing (as hereinafter defined), Sellers shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and acquire from Sellers, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Sellers in and to the following, which, taken together and in the aggregate, are hereinafter referred to as the "Assets":

                      (a) All of Sellers' fixed assets (the "Fixed Assets"),
               including without limitation, machinery, equipment, tools, tooling, software, computer hardware, storage media, electronic devices, designs, drawings, schematics, blueprints,



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               patterns, furniture, fixtures, leasehold improvements, vehicles, accessories, and other personal property listed on Schedule 1.1(a) hereto, together with any replacements of or additions to these items made in the ordinary course of business before the Closing Date (as hereinafter defined).

                      (b) All of Sellers' accounts receivable on the Closing
               Date (the "Accounts Receivable"), including without limitation, all of the Accounts Receivable listed on Schedule 1.1(b) hereto which remain uncollected on the Closing Date.

                      (c) All of Sellers' inventories of goods held by Sellers
               on the Closing Date (i) as raw materials, (ii) as work in process, (iii) for use or consumption in the production of finished goods, and (iv) as finished goods (the "Inventory"), including without limitation, the inventories listed on Schedule 1.1(c) hereto.

                      (d) All of Sellers' prepaid expenses such as security
               deposits, utilities, rent and the like (the "Prepaid Expenses"), including without limitation, the prepaid expenses listed on
               Schedule 1.1(d) hereto.

                      (e) All of Sellers' cash, investment in stocks, bonds and
               other marketable securities, except for those held by one of the Sellers in another Selling entity.

                      (f) All of Sellers' sales literature, files, records and
               customer lists.

                      (g) All of Sellers' technology and intellectual property
               (the "Intellectual Property")listed on Schedule 1.1(g); information relating to processes and know how used or held for use in the Business; the names and assumed business names of the Sellers and all registrations of, goodwill associated with and rights to manufacture, sell, market and dispose of products relating to the foregoing.

                      (h) Those real estate leases, equipment leases, purchase
               contracts, sales contracts, pending catalog orders and other agreements of any nature whatsoever to which any Seller is a party or under which any Seller has or shall have any rights or by which any Seller or any of the Assets are bound (the "Contracts"), which are listed on Schedule 1.1(h) hereto or to which any Seller becomes a party in the ordinary course of business subsequent to the date hereof and prior to the Closing Date and which Buyer elects to assume at the Closing (the "Assumed Contracts").

                      (i) All of Sellers' licenses, permits, regulatory
               approvals, franchises and authorizations (the "Permits") listed on Schedule 1.1(i) hereto.



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                      (j) All of Sellers' insurance policies ("Insurance
               Policies") listed on Schedule 1.1(j) hereto.

                      (k) All other properties, rights and assets of Sellers
               relating to the Business, whether tangible or intangible, absolute, contingent or otherwise, in addition to those listed in
               (a) through (j) above, except the Excluded Assets specified in
               Section 1.2.

               1.2 EXCLUDED ASSETS. The assets of Sellers listed in Schedule 1.2 (collectively, the "Excluded Assets") shall be excluded from the sale and purchase under this Agreement.

                     ARTICLE 2. - ASSUMPTION OF LIABILITIES

               2.1 ASSUMPTION OF LIABILITIES. At the Closing, Sellers shall transfer and assign to Buyer, and Buyer shall assume and agree to pay, perform and discharge all liabilities and obligations of Sellers which are specifically set forth on Schedule 2.1, except any such liabilities and obligations extinguished prior to the Closing Date (collectively, the "Assumed Liabilities").

               2.2 EXCLUDED LIABILITIES. Except for the Assumed Liabilities Buyer does not assume or agree to assume or pay any obligation, liability, indebtedness or commitment of any Seller known or unknown, absolute or contingent, due or to become due and Seller shall pay, indemnify and hold Buyer harmless for all such liabilities.

                           ARTICLE 3. - PURCHASE PRICE

               3.1 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Assets is $5,500,000 subject to adjustments as provided in Article 4 below.

               3.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:

                      (a) $450,000 in cash at closing, of which $60,000 shall be paid to Spink in consideration of his non-competition agreement and $40,000 shall be paid to Biggs in consideration of his non-competition agreement, and the balance shall be paid to the Sellers in accordance with the allocation set forth in Schedule 3.2(f).

                      (b) $550,000 in cash on or before the earlier of December
               1, 1998, shall be paid to the Sellers in accordance with the allocation set forth in Schedule 3.2(f).

                      (c) A credit against the portion of the Purchase Price
               paid in shares of G. I. Joe's, Inc. common stock in the amount of the Assumed Liabilities as finally determined by the audit provided in Section 4.1 below.



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                      (d) The balance of the Purchase Price as finally
               determined in accordance with Article 4, less the credit set forth in Section 3.2(c) shall be paid in shares of G. I. Joe's, Inc. common stock which shall be issued to Sellers in accordance with the allocation set forth in Schedule 3.2(f) and delivered to Sellers in accordance with the schedule of payments set forth on
               Schedule 3.2(d); provided however, that such shares of stock shall be subject to the Registration Rights Agreement from the Closing Date. The shares of G. I. Joe's, Inc., common stock shall be valued at $11.00 per share, or the actual initial public offering ("IPO") price for G. I. Joe's, Inc. common stock if the IPO price is less than $8.80 per share. All of the shares of G.
               I. Joe's, Inc. common stock due to Sellers under this Agreement, subject to adjustment under Article 4, shall be issued to Sellers and held in escrow to be distributed to Sellers in accordance with the terms of this Agreement.

                      (e) The cash and stock paid by Buyer to Sellers hereunder
               shall be allocated between the Sellers in accordance with a schedule to be provided by Sellers on or before the Closing Date and attached to this Agreement as Schedule 3.2(f).

               3.3 ALLOCATION OF PURCHASE PRICE. Buyer and Seller shall allocate the Purchase Price among the Assets, and such allocation shall be attached as a schedule to an Addendum to this Asset Purchase Agreement at Closing. Sellers and Buyer will comply fully with the requirements of Section 1060 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder relating to the allocation rules for certain applicable asset acquisitions, and will use the allocation agreed to by the parties as the basis for completing Treasury Form 8594.

               3.4 SECURITY INTEREST. Buyer grants to Sellers a security interest in all of the Assets to secure payment of the balance of the cash portion of the Purchase Price due on December 1, 1998. Buyer shall execute and deliver to Sellers at Closing, UCC financing statements, the form of which shall be reasonably satisfactory to Sellers, which may be filed by Sellers in order to perfect their security interest hereunder.

                           ARTICLE 4 - ADJUSTMENT TO PURCHASE PRICE

        4. ADJUSTMENT TO PURCHASE PRICE. The Purchase Price shall be adjusted as follows:

               4.1 CURRENT AND FIXED ASSET VERIFICATION. Within 45 days after closing Arthur Andersen, LLP shall prepare an inventory count and verify the existence of the current and fixed assets, as of July 31, 1998 (the "Asset Verification"). The inventory of the Sellers shall be valued at cost, and any damaged, obsolete and unsaleable items of inventory shall be excluded. The fixed assets shall be valued at cost, net of depreciation and amortization allowances.



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               4.2 INCREASED NET WORTH. If the Asset Verification shows a value for current assets (cash, inventory, catalogs and prepaid expenses) and fixed assets in excess of $600,000, the Purchase Price shall be increased in the amount of the excess and added to the balance payable under Section 3.2(e).

               4.3 DECREASED NET WORTH. If the Asset Verification shows a value for current assets and fixed assets less than $600,000, the Purchase Price shall be decreased in the amount of the deficit and deducted from payment under
Section 3.2(e).

              ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF SELLERS

               Except as otherwise described in Schedule 5 attached, Sellers and Shareholders represent and warrant to Buyer as follows:

               5.1 ORGANIZATION AND GOOD STANDING. Each Seller is a corporation duly incorporated and organized and validly existing under the laws of the state of Oregon. Each Seller is duly licensed or qualified as a foreign corporation, in each other jurisdiction, if any, in which the nature of the business transacted by it or the character of the properties owned or leased by it make such licensing or qualification necessary. Each Seller has full power and authority to own, lease and operate its properties, to carry on its business in the manner and the places where such properties are now owned, leased or operated and such business is now conducted and to execute, deliver and fully perform its obligations under this Agreement and under each other agreement, instrument, certificate and document to be executed and delivered pursuant hereto by such Seller.

               5.2 AUTHORIZATION; APPROVALS. The execution, delivery and performance of this Agreement and each other agreement, instrument, certificate and document to be executed and delivered pursuant hereto by Sellers have been duly authorized by all requisite action, will not violate any provision of law and will not violate any order of any court or other agency, the articles of incorporation or bylaws of any corporate Seller, or any provision of any indenture, agreement or other instrument to which any Seller is, or any Seller's properties or assets are, bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in



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the creation of any lien, charge or encumbrance of any nature whatsoever upon any of the Assets. No registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by Sellers of this Agreement and each other agreement, instrument, certificate and document to be executed pursuant hereto by Sellers.

               5.3 VALIDITY. This Agreement and each other agreement and instrument executed and delivered herewith by Sellers has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of each Seller, enforceable in accordance with its terms, except as enforceability may be limited or effected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights or creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies. When the Bill of Sale and Assignment Agreement (as defined in Section 8.2(h)(iii) has been executed and delivered by Sellers in accordance with this Agreement, each will constitute the legal, valid and binding obligation of Sellers, enforceable in accordance with its terms, subject to the exceptions as to enforceability as set forth above.

               5.4 TITLE TO THE ASSETS. The Assets constitute all of the material properties, assets and business of Sellers, of every kind and description, tangible and intangible, real, personal, or mixed, wherever located, except the Excluded Assets. Except for software licenses, Sellers have good and marketable title to all of the Assets and have the ability and the right to convey, and shall on the Closing Date convey to Buyer, good and marketable title to all of the Assets free and clear of any mortgages, pledges, liens, encumbrances, charges, or title retention, conditional sale or other security arrangements or agreements of any nature whatsoever. To the best of Sellers' and Shareholders' knowledge, all of the Assets are in usable condition in the ordinary course of the Business conducted by Sellers (and to be conducted by Buyer), conform with all applicable ordinances, regulations, zoning, environmental and other laws and do not conflict with any property or property rights of others. No person or entity, other than Sellers and the equipment lessors listed on Schedule 1.1(h), owns any equipment or other Assets or property used or held for use in the conduct of the Business or necessary to the operation of the Business.

               5.5 FINANCIAL STATEMENTS. Sellers have furnished Buyer with internally prepared balance sheets of Sellers as of July 31, 1998, (the "Financials"). The Financials fairly present the financial position of Sellers as of those dates and the results of operations, and have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein. Sellers have also furnished Buyer with an unaudited balance sheet of Sellers as of June 15, 1998, and the related operating statements for the period then ended (the "Interim Statements").

               5.6 SUBSEQUENT EVENTS. There has not been with respect to any Seller, since July 31, 1998:



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                      (a) Any material adverse change in the financial condition of any Seller from that shown on the Interim Statements;

                      (b) Any damage or loss, whether covered by insurance or
               not, materially and adversely affecting the Business, property, assets or prospects of any Seller;

                      (c) Any mortgage, pledge or lien placed on any of the
               Assets which will not be released at closing;

                      (d) Any sale, assignment or transfer of any of the Assets, other than sales in the ordinary course of business;

                      (e) Any other event or condition materially and adversely
               affecting the results of operations of the Business or financial condition or prospects of any Seller.

               5.7 NO UNDISCLOSED LIABILITIES. No Seller has any material obligations or liabilities of any kind, fixed, accrued, absolute, contingent or otherwise and whether due or to become due (including without limitation, liabilities as guarantor or otherwise) which have not been disclosed to Buyer and would adversely affect in any material respect the Assets or any Seller's ability to transfer any of the Assets to Buyer on the terms and conditions set forth herein. Sellers and Shareholders do not know of any material obligation which adversely affects the Assets which has not been specifically disclosed in this Agreement or in an exhibit or schedule delivered to Buyer under this Agreement.

               5.8 INVENTORIES. All items in the Inventory are the property of Sellers and no item in the Inventory has been pledged as collateral or is held by any Seller on consignment by others. All items in the Inventory are valued at cost. All items in the Inventory are fit and suitable for the purposes for which they were purchased or manufactured and to the best of Sellers knowledge are usable and/or salable in the ordinary course of business.

               5.9 INTELLECTUAL PROPERTY. Section 1.1(g) and Schedule 1.1(g) hereto contain a complete and accurate list of the Intellectual Property owned by each Seller. No licenses, sublicenses, covenants or agreements have been granted or entered into by any Seller in respect of any such Intellectual Property. Each Seller owns the entire right, title and interest in and to any and all such Intellectual Property, except for rights held under software licenses to Sellers as identified on Schedule 1.1(g). Each Seller owns its Intellectual Property free and clear of all liens and encumbrances of any kind or nature, and none of the Intellectual Property is currently being challenged in any way, has lapsed or expired, or is involved in any pending or to Sellers knowledge threatened interference proceeding. To the best of Sellers' and Shareholders' knowledge, no Seller has made use of any Intellectual Property in which any present or past employee of any Seller has or has claimed an interest, and Sellers and Selling Shareholders do not know of any facts that could



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reasonably be expected to give rise to such a claim. Except for the Intellectual
Property listed on Schedule 1.1(g), there are no patents, trademarks, service marks, trade names, brand names, copyrights, licenses or other intellectual property rights that are required for the conduct of the Business as currently conducted. To the best of Sellers' and Shareholders' knowledge, the operations of the Business, the use of Sellers' Fixed Assets, the manufacture, use and sale of Sellers' products, and the use of the Intellectual Property in advertising or other literature do not infringe the rights of others; and no Seller has been advised of any claim of infringement of any patent, trademark, service mark, trade name, brand name, copyright, license or other intellectual property right of any other person or entity. There is no basis known to any Seller for asserting any claim that any of the Intellectual Property is invalid or unenforceable or has been wrongfully or fraudulently obtained.

               5.10 CONTRACTS. Schedule 1.1(h) hereto contains a complete and accurate list of the material Contracts to which any Seller is a party, under which any Seller has or shall have any rights or by which any Seller or any of the Assets are bound. None of the Contracts has been canceled or otherwise terminated, and each of the Contracts is in full force and effect and constitutes a binding obligation of all parties thereto. Except as set forth in
Schedule 1.1(h), there are no material existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute a material default under any Contract. Except as set forth on
Schedule 1.1(h), each of the Contracts is assignable to Buyer without the consent of any party other than a Seller and is enforceable in accordance with its terms. No customer has prepaid any Seller for any duties or obligations of the customer under any Contract, and no Seller has invoiced any customer for any amount, except for goods to be delivered by a Seller on or before the Closing Date. There exists no actual or to the best of Sellers knowledge, threatened termination, cancellation or material limitation of or material modification to or change in any of the Contracts or business relationships of any Seller with any supplier. Except as disclosed on Schedule 1.1(h), there is no Contract in effect between any Seller and (a) any person who is a current or former officer, director or shareholder of any Seller, or (b) any individual who is related by blood or marriage to any such current or former officer, director or shareholder, or (c) any partnership, corporation or other entity that is controlled by or under common control with any one or more of the foregoing. Except as contemplated by this Agreement, each Seller's possession under each of the real estate leases listed in the list of Contracts on Schedule 1.1(h) has not been disturbed, nor has any claim been asserted against any Seller adverse to its rights in these leasehold interests. With respect to each of these leases, except as set forth on Schedule 1.1(h), each Seller identified on
Schedule 1.1(h) as the tenant of a particular lease (a) is the sole tenant holding the entire leasehold interest free and clear of all liens, encumbrances and obligations, (b) has good right and authority to assign that lease to Buyer as of the Closing Date as herein provided, and (c) is not in default, and has paid all rentals and other charges due or owing under, these leases. Schedule 1.1(h) contains a complete and accurate description of all the product warranty policies and obligations of Sellers.



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               5.11 PERMITS. Schedule 1.1(i) contains a complete and accurate list of the Permits held by each Seller. Each Seller has all Permits from federal, state, local and foreign governmental and regulatory authorities that are necessary to conduct the Business of such Seller and are consistent with such Seller's current operations. Each Seller holds the Permits free of any claims or restrictions and has fulfilled and performed all of its obligations with respect to the Permits and no event has occurred which allows, nor after notice or lapse of time or both would allow, revocation or termination or would result in any other impairment of the rights of the holder of any Permit. Except as indicated on Schedule 1.1(i), all of the Permits are freely assignable and transferable to Buyer without the consent of any third party, and such assignment will not allow, nor after notice or lapse of time or both would allow, revocation or termination thereof or would result in any impairment of the rights of Buyer as the holder of any Permit.

               5.12 INSURANCE. Sellers maintain Insurance Policies of the kind, in the amounts and with the insurers set forth in Schedule 1.1(j). Each such Insurance Policy is outstanding and in full force and effect. The beneficiary of each such Insurance Policy is indicated on Schedule 1.1(j) and no such Policy, or the future proceeds thereof, has been assigned to any other person or entity. All premiums and other payments due from each Seller under or on account of any such Insurance Policy have been paid. There is no act or failure to act which has or might cause any such Insurance Policy to be canceled or terminated.

               5.13 COMPLIANCE WITH LAW. Each Seller has complied and is in compliance in all material respects with all applicable federal, state, local and foreign laws, statutes, licensing requirements, rules and regulations, and judicial or administrative decisions pertaining to the Business. There is no order issued, investigation or proceeding pending, or to the best knowledge of Sellers and Shareholders, threatened, or notice served with respect to any violation issued by any federal, state, local or foreign court or governmental agency or instrumentality to which any Seller, the Assets or the operations of the Business of any Seller is subject.

               5.14 LITIGATION. Except as set forth on Schedule 5.14, no Seller has been informed in writing of any claim (product liability or otherwise), arbitration or litigation (at law or in equity) affecting any Seller, or any Assets, and there is no proceeding or investigation before any commission or other administrative or regulatory authority pending or filed or to the best knowledge of Sellers and Shareholders threatened against or affecting any Seller or the Assets; and no Seller has any knowledge of any state of facts which any Seller in good faith reasonably believes will or may give rise to any such claim, arbitration, litigation, proceeding or investigation. No Seller is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on Buyer's use of the Assets.

               5.15 TAXES. Each Seller has accurately prepared and duly filed all federal, state, local and foreign tax returns and reports required to be filed by it and duly paid all taxes and other governmental charges imposed upon it for its properties, assets, income, franchises, licenses and sales. All monies required to be withheld by each Seller from its employees for income taxes,



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social security and unemployment taxes have been collected or withheld and either paid to the respective governmental agencies, or with respect to taxes not yet due, set aside in accounts for such purpose or accrued, reserved against and entered upon the books of such Seller.

               5.16 ENVIRONMENTAL MATTERS. In relation to any leased real property for which the lease will be assigned to Buyer and except as set forth on Schedule 5.16, each Seller who is a lessee under such lease represents:

                      (a) Such Seller has not received any written claim,
               written complaint, written notice or written request for information from any government authority alleging violation of or asserting any exceedance or a noncompliance with any federal, state, and local laws, rules and regulations relating to environmental protection and pollution control ("Environmental Laws") by such Seller.

                      (b) During the term of the Seller's lease of the real
               property, Seller has not discharged, spilled, leaked, dumped or buried any Hazardous Substances, as defined in Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or disposed of Hazardous Wastes, as defined in the Resource Conservation and Recovery Act ("RCRA"), or any other pollutant or contaminant on such real property that is likely to form the basis of any written claim by any government authority seeking to impose liability for remedial action under CERCLA or RCRA.

               5.17 BROKERS, FINDERS. Except for Dynasty Capital ("Broker"), no agent, broker, investment banker, person or firm acting on behalf of Sellers or under the authority of any of them, is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated hereby. Seller shall pay all fees and expenses due Broker in connection with this transaction and indemnify and hold Buyer harmless therefrom.

               5.18 NO UNTRUE STATEMENTS OR OMISSIONS; COMPLETE DISCLOSURE. No representation or warranty made by any Seller in this Agreement, and no schedule, exhibit, statement, certificate, agreement, instrument or other writing furnished to Buyer by or on behalf of Sellers pursuant to this Agreement, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements herein and therein not misleading. Sellers have affirmatively disclosed to Buyer all facts known to Sellers which are material to the assets, operations, financial condition and prospects of the Business as conducted by Sellers prior to the date hereof and as proposed to be conducted by Sellers through the Closing Date.



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        ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer hereby represents and warrants to Sellers that:

               6.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly incorporated and organized and validly existing under the laws of the State of Oregon, and Buyer has full corporate power and authority to execute, deliver and fully perform its obligations under this Agreement and under each other agreement, instrument, certificate and document to be executed and delivered pursuant hereto by Buyer.

               6.2 AUTHORIZATION; APPROVALS. The execution, delivery and performance of this Agreement and each other agreement, instrument, certificate and document to be executed and delivered pursuant hereto by Buyer have been duly authorized by all requisite corporate action, will not violate any provision of law, and will not violate any order of any court or other agency, the articles of incorporation or bylaws of Buyer or any provision of any indenture, agreement or other instrument to which Buyer is, or Buyer's properties or assets are, bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument. No registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by Buyer of this Agreement and each other agreement, instrument, certificate and document to be executed pursuant hereto by Buyer.

               6.3 VALIDITY. This Agreement and each other agreement and instrument executed and delivered herewith by Buyer has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

               6.4 COMPLIANCE WITH LAW. Buyer has complied and is in compliance in all material respects with all applicable federal, state, local and foreign laws, statutes, licensing requirements, rules and regulations, and judicial or administrative decisions pertaining to its business. There is no order issued, investigation or proceeding pending, or to the best knowledge of Buyer, threatened, or notice served with respect to any violation issued by any federal, state, local or foreign court or governmental agency or instrumentality to which Buyer is subject.

               6.5 LITIGATION. Except as set forth on Schedule 6.5, Buyer has not been informed in writing of any claim (product liability or otherwise), arbitration or litigation (at law or in equity) affecting Buyer or its assets, and there is no proceeding or investigation before any commission or other administrative or regulatory authority pending or filed or to the best knowledge of Buyer threatened against or affecting Buyer or its assets; and Buyer has no knowledge of any state of facts which Buyer in good faith reasonably believes will or may give rise to any such claim, arbitration, litigation, proceeding or investigation. Buyer is not subject to any



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judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on Buyer's ability to perform its duties and obligations under this Agreement.

               6.6 TAXES. Buyer has accurately prepared and duly filed all federal, state, local and foreign tax returns and reports required to be filed by it and duly paid all taxes and other governmental charges imposed upon it for its properties, assets, income, franchises, licenses and sales. All monies required to be withheld by Buyer from its employees for income taxes, social security and unemployment taxes have been collected or withheld and either paid to the respective governmental agencies, or with respect to taxes not yet due, set aside in accounts for such purpose or accrued, reserved against and entered upon the books of such Buyer.

               6.7 BROKERS, FINDERS. No agent, broker, investment banker, person or firm acting on behalf of Buyer or under the authority of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated hereby.

               6.8 NO UNTRUE STATEMENTS OR OMISSIONS; COMPLETE DISCLOSURE. No representation or warranty made by Buyer in this Agreement, and no schedule, exhibit, statement, certificate, agreement, instrument or other writing furnished to Sellers by or on behalf of Buyer pursuant to this Agreement, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements herein and therein not misleading. Buyer has affirmatively disclosed to Sellers all facts known to Buyer which are material to the assets, operations, financial condition and prospects of the business conducted by Buyer prior to the date hereof and as proposed to be conducted by Buyer through the Closing Date.

                          ARTICLE 7 - OTHER AGREEMENTS

               7.1 ACCESS. From the date hereof through the Closing Date, Sellers will give Buyer's officers, key employees, counsel, accountants, appraisers, and other representatives access to and the right to inspect, during normal business hours: (a) the Assets, (b) any premises leased or otherwise occupied by the Sellers in the conduct of the Business, and (c) the books, records, tax returns, financial statements, leases, agreements, files and other documents pertaining to the Sellers and the Business. In addition, from the date hereof through the Closing Date, Sellers will make available to Buyer's officers, key employees, counsel, accountants, appraisers and other representatives such of the officers, directors, partners and key employees of each of the Sellers as Buyer requests for the purpose of discussing matters germane to Buyer's "due diligence" inquiry of the Sellers' Business. Buyer agrees it will conclude its due diligence review within 20 days after the date of this Agreement.

               Except as permitted hereinafter, Buyer agrees to treat as confidential and to advise its representatives to treat as confidential all due diligence documents and information of the Sellers provided to Buyer, and Buyer hereby agrees and acknowledges that this covenant of confidentiality will survive the execution hereof and will remain in full force and effect. Buyer will be permitted to disclose to third parties all information Buyer deems advisable to comply with applicable federal and state securities laws. In the event this transaction is not consummated, Buyer agrees that it will not use, transfer or disclose any of the information provided by the Sellers and Shareholders in due diligence and will immediately return to Sellers and Shareholders all originals and all copies of the documents and other information obtained by Buyer from Sellers and Shareholders.

               Buyer's satisfactory due diligence review and inspection shall not be a condition to closing this sale transaction, and Buyer's sole remedy for any problem discovered in due diligence shall be to reduce the Purchase Price to be paid to Sellers hereunder in an amount which has a reasonable relationship to the extent of the problem discovered in due diligence and which was not known to Buyer prior to conducting its due diligence review.

               7.2 ANNOUNCEMENTS. Sellers and Buyer will consult with each other prior to any public announcement relating to the transactions contemplated hereby, and will mutually approve the timing, content and dissemination of any public announcement.

               7.3 CONSENTS. Sellers will use their best efforts to obtain, at their sole cost and expense, prior to the Closing Date, the consents or approvals ("Consents") required by law or pursuant to contract, lease, permit, policy or otherwise to consummate the sale of the Assets to Buyer, including without limitation (i) the transfer and assignment of the Assumed Contracts to Buyer, (ii) the transfer and assignment of the Permits to Buyer, and (iii) the transfer and assignment of the Insurance Policies to Buyer. All such Consents will be in form reasonably satisfactory to Buyer and will be obtained without any cost or expense to Buyer and, without any adverse modification in the terms of such Assumed Contracts, Permits, Insurance Policies or other instruments of Sellers, to the extent permitted by law.

               7.4 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, Sellers will:

                      (a) conduct the Business in a reasonable and prudent
               manner in substantially the same manner that the Business is now conducted;

                      (b) engage in no transaction out of the ordinary course of business consistent with past practices;

                      (c) not use, encumber or sell any of the Assets other than in the ordinary course of business consistent with past practices;

                      (d) not enter into any agreement or transaction extending
               beyond the Closing Date out of the ordinary course of business consistent with past practices;

                      (e) not purchase any Inventory which in the aggregate
               exceeds thirty thousand dollars ($30,000.00) between the execution of this Agreement and the Closing Date without Buyer's prior written consent which shall not be unreasonably withheld;

                      (f) use their best reasonable efforts to preserve Sellers'
               existing business organizations and all of Sellers' relations with Sellers' customers, suppliers and lessors;

                      (g) not amend or modify any of the Contracts, or do any
               act or omit to do any act, or knowingly permit any act or omission to act, that would give rise to a default under any of the Contracts;

                      (h) maintain all of the Permits in effect as of the date
               hereof;

                      (i) maintain all of their Insurance Policies in effect as
               of the date hereof;

                      (j) maintain the books and records of each Seller in the
               usual, regular and ordinary manner, on a basis consistent with past practices;

                      (k) conduct the Business in compliance with all applicable material laws and regulations;

                      (l)  not make any distribution to shareholders;

                      (m) not hire any new employees without Buyer's prior
               written consent; and

                      (n) not pay any bonuses or make any salary or wage
               increases, except those due and payable in the ordinary course of business consistent with past practices.

                      (o) sellers will promptly notify Buyer in writing; (i) of
               any material adverse change in the financial condition of Sellers; (ii) any material impairment or loss of or damage to any of the Assets; (iii) the institution of or the threat of institution of legal proceedings against any Seller; or (iv) any material change in the customer base of Sellers which would affect the future earnings potential of the Business as conducted by Sellers prior to the date hereof and as proposed to be conducted by Sellers though the Closing Date.

               7.5 TAXES. Sellers will pay, when due all taxes payable to the federal, state, municipal and/or other governmental authorities with respect to the Assets or the Business prior to the Closing Date and any taxes due as a result of the sale of the Assets or the Business (whether or not assessed or due on the Closing Date). Sellers will use reasonable efforts to provide to Buyer, as soon as practicable resale use certificates, exempt use certificates or any other exemption certifications required to enable Buyer to benefit from any sales and use or other local tax exemption applicable to an isolated sale, bulk sale, casual sale or any related exemption from sales and use or other local taxes.

               7.6 RISK OF LOSS. The risk of loss, damage or destruction to the Assets from fire or other casualty or cause, shall be borne by Sellers at all times up to the time on the Closing Date that title to the Assets is actually transferred to Buyer; and, subject to the provisions of this Section 7.6, it shall be the responsibility of Sellers to repair or cause to be repaired and to restore the Assets to their condition prior to any such loss, damage or destruction. The proceeds of any claim for any such loss payable under any Insurance Policy with respect thereto shall be used to repair, replace or restore any such Asset to its former condition.

               7.7 PAYABLES. Each Seller will satisfy on a timely basis all of its accounts payable outstanding at the close of business on the Closing Date, except those accounts payable included in the Assumed Liabilities.

               7.8 FURTHER ASSURANCES. Sellers, on the one hand, and Buyer, on the other hand, each will, at any time and from time to time after the Closing Date, upon the request of the other, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may be reasonably required to satisfy and perform the obligations of that party hereunder.

               7.9 EMPLOYEES. Except for employment agreements with Douglas Spink and Gregory Biggs, Buyer shall be under no obligation to employ all or any of Sellers' employees, provided that Buyer may, if Buyer so elects, employ any of Sellers' employees from and after the Closing Date without liability or obligation to any Seller. Each Seller shall terminate the employment of all employees of such Seller as of the Closing Date. Each Seller shall be solely responsible to its employees for any claims for wages, fringe benefits, other compensation, withholding, employment taxes (except those assumed under Section 1.4), vacation pay, termination pay, other severance pay or any claims or liabilities arising from the employment of such employees or the termination of employment by such Seller of such employees, and each Seller shall be responsible for all claims and liabilities arising out of any and all retirement plans and other employee benefit programs in connection with the employment relationship between such Seller and its employees. Each Seller will use its best efforts to assist Buyer in engaging the services of all employees of such Seller which Buyer wishes to hire from and after the Closing Date.

               7.10 CONTRACTS. Buyer will deliver to Sellers on or prior to the Closing a list of the Assumed Contracts which Buyer will assume at the Closing.

               7.11 PRORATIONS. At the Closing, rents and other charges imposed under leases assumed by Buyer, premiums on Insurance Policies assumed by Buyer, and charges for electricity, water, gas, telephone, refuse collection, sewer service and other similar utilities and services furnished to the Business will be prorated between Sellers, on the one hand, and Buyer, on the other hand, on the basis of the applicable accounting periods therefor.

               7.12 NAME CHANGE; CEASE BUSINESS OPERATIONS. Immediately after the Closing Date, Sellers shall change their corporate names. Sellers shall not conduct any business after the Closing Date and shall maintain their corporate existences solely for the purposes of holding the stock of G. I. Joe's, Inc., liquidating such stock and distributing such payments to their shareholders.

                   ARTICLE 8. - CLOSING AND CLOSING CONDITIONS

               8.1 CLOSING. The closing (the "Closing") of the purchase and sale of the Assets shall take place at the offices of Brownstein, Rask, Arenz, Sweeney, Kerr & Grim LLP, 1200 SW Main St., Portland, Oregon 97205 at 10 a.m., on September 1, 1998, or on such other date and time as may be mutually agreed upon by Buyer, Sellers. The date of the Closing is referred to herein as the "Closing Date."

               8.2 CONDITIONS TO OBLIGATIONS OF BUYER. All of the obligations of Buyer under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived in writing by Buyer in its sole discretion:

                      (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The
               representations and warranties of Sellers contained herein and in each other agreement, instrument, certificate and document delivered pursuant to the provisions hereof or in connection herewith shall be true and correct on and as of the Closing Date as of made on and as of such date.

                      (b) COMPLIANCE WITH AGREEMENT. Sellers shall have
               performed and complied with all conditions and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

                      (c) NO MATERIAL ADVERSE CHANGE. There shall not have been
               any material adverse change in the Assets or in the Business or financial condition of any Seller since the date hereof.

                      (d) CONSENTS. Sellers shall have obtained all Consents
               contemplated by Section 7.3 hereof in form and substance reasonably satisfactory to Buyer in its sole discretion.

                      (e) APPROVALS. Buyer shall have obtained from its current
               lending institutions all necessary approvals of the transactions contemplated hereby.

                      (f) LEASES. Sellers, Buyer and Landlords shall have
               executed and delivered a Lease Assignment in the from of Schedule 8.2(f) hereto (the "Lease Assignment").

                      (g) NONCOMPETITION AGREEMENT. Spink and Biggs shall have
               executed and delivered a Noncompetition Agreement in the form of
               Schedule 8.2(g) hereto (the "Noncompetition Agreement").

                      (h) CLOSING DELIVERIES. Sellers shall have delivered to
Buyer:

                             (i) A certificate executed by an executive officer
               of each Seller dated as of the Closing Date, certifying in such detail as Buyer may request to the fulfillment of the conditions specified in Sections 8.2(a) through 8.2(c) hereof;

                             (ii) A certificate of the Secretary or an Assistant
               Secretary of each Seller, dated as of the Closing Date, certifying in such detail as Buyer may request (A) that attached thereto is a true and complete copy of such Seller's articles of incorporation as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of such Seller's bylaws as in effect on the Closing Date, and (C) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors and shareholders of such Seller authorizing the execution, delivery and performance of this Agreement, and each other agreement, instrument, certificate and document furnished pursuant hereto and that all such resolutions are still in full force and effect and are all of the resolutions adopted in connection with the transactions contemplated by this Agreement;

                      (iii) A Bill of Sale and Assignment Agreement in the form
               attached hereto as Schedule 8.2(h)(iii) (the "Bill of Sale and Assignment Agreement"), duly executed by Sellers;

                      (vi)   Exclusive possession of the Assets;

                      (vii) The original executed copies of the Assumed
               Contracts, Permits and Insurance Policies; and

                      (viii) Any other agreements and documents that Buyer may
               request at or prior to the Closing.

               8.3 CONDITIONS TO OBLIGATIONS OF SELLERS. All of the obligations of Sellers under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived in writing by Sellers in their sole discretion:

                      (a) PURCHASE PRICE. Buyer shall have paid the cash portion of the Purchase Price to be paid at Closing and issued the shares of stock to be issued at Closing as provided in Section 3 above.

                      (b) ASSUMPTION OF LIABILITIES AGREEMENT. Buyer shall have
               delivered to Sellers an Assumption of Liabilities Agreement in the form attached hereto as Schedule 8.3(b) (the "Assumption of Liabilities Agreement"), duly executed by Buyer.

                      (c) REGISTRATION RIGHTS AGREEMENT. Buyer shall have
               delivered to Seller the duly executed Registration Rights Agreement attached as Schedule 8.3(c).

                      (d) EMPLOYMENT AGREEMENT. Buyer shall have delivered to
               Shareholders, Employment Agreements in accordance with Schedules 8.3(d)(i) and 8.3(d)(ii).

                    ARTICLE 9. - SURVIVAL OF REPRESENTATIONS,
                   WARRANTIES AND AGREEMENTS; INDEMNIFICATION

               9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation conducted at any time with regard to this Agreement by or on behalf of any of the parties, all representations, warranties, and agreements of each of the parties contained in this Agreement or in any exhibit, schedule, agreement, instrument, certificate, list or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing Date for the periods of time set forth in Sections 9.4(b) and 9.6(b).

               9.2 INDEMNIFICATION. For purposes of Sections 9.3 and 9.5, with respect to any party, "Damages" shall mean any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of actions, assessments, costs and expenses, including without limitation, interest, penalties, attorneys' fees (in arbitration or at trial and on appeal), and all expenses incurred in investigating, preparing for, defending against or settling any litigation. In the event the claim for indemnification results from a suit by a third party, the party seeking indemnification shall give the party from whom indemnification is sought written notice of any commencement of any legal action by such third party within thirty (30) days of receipt of written notice by it of such legal action; provided, however, the failure to so notify such party shall discharge such party from its liabilities and obligations hereunder only if and to the extent that such party is prejudiced thereby. The party from whom indemnification is sought may elect to control the defense of such action at its expense and with counsel of its own choosing. To the extent a party so elects to control the defense of an action, the other party shall cooperate with such controlling party with respect thereto and shall not settle or compromise the action without the agreement of such controlling party.

               9.3 BUYER INDEMNIFICATION OF SELLERS. Buyer hereby agrees to indemnify and hold harmless Sellers and Shareholders and their affiliates, successors and assigns ("Seller Parties") from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by Sellers or their affiliates, successors and assigns, directly or indirectly, as a result of or arising from the following: (a) any and all inaccurate representations or warranties made by Buyer in this Agreement or in any exhibit, schedule, agreement, instrument, certificate, list or other document delivered pursuant hereto or in connection with the transactions contemplated hereby; (b) Buyer's failure to perform any of the Assumed Liabilities; or (c) Buyer's failure to perform any of the assumed contracts.

               9.4 LIMITATION OF BUYER INDEMNITY LIABILITY. Buyer's obligations with respect to indemnity pursuant to Section 9.3 shall be limited as follows:

                      (a) Buyer's indemnity obligations shall be for the Seller
               Parties' aggregate claims in excess of $25,000.

                      (b) Claims for indemnification must be submitted to Buyer
               within three years from the Closing Date, except for breaches of covenants which may require performance more than three years after the Closing Date.

                      (c) Buyer's maximum liability for indemnity claims shall
               not exceed the Purchase Price.

                      (d) The limitations of Buyer's indemnification liabilities set forth in this paragraph shall not apply to claims for fraud, intentional misrepresentation or for the failure to pay or discharge any Assumed Liability or assumed contract or the breach or inaccuracy of the representations contained in Sections 6.1,
               6.2 or 6.3.

               9.5 SELLERS AND SHAREHOLDERS INDEMNIFICATION OF BUYER. Sellers and Shareholders hereby agree to indemnify and hold harmless Buyer and its affiliates, successors and assigns ("Buyer Parties") from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by Buyer or its affiliates, successors and assigns, directly or indirectly, as a result of or arising from the following: (a) any obligation, or liability, indebtedness or commitment of any Seller which is not expressly assumed by Buyer hereunder; (b) any and all inaccurate representations or warranties made by Sellers in this Agreement or in any exhibit, schedule, agreement, instrument, certificate, list, or other document delivered pursuant hereto or in connection with the transactions contemplated hereby; or
(c) any and all breaches of covenants or agreements made by Sellers in this Agreement or in any exhibit, schedule, agreement, instrument, certificate, list, or other document delivered pursuant hereto or in connection with the transactions contemplated hereby.

               9.6 LIMITATION OF SELLERS AND SELLING SHAREHOLDERS INDEMNITY. Sellers' and Shareholders' obligations with respect to indemnity pursuant to
Section 9.5 shall be limited as follows:

                      (a) Sellers' and Shareholders' indemnity obligations shall be for the Buyer Parties' aggregate claims in excess of $25,000.

                      (b) Claims for indemnification must be submitted to
               Sellers and Shareholders within three years from the Closing Date, except for breaches of covenants which may require performance more than three years after the Closing Date.

                      (c) Sellers' and Shareholders' maximum liability for
               indemnity claims shall not exceed the Purchase Price.

                      (d) The limitations of Sellers' and Selling Shareholders'
               indemnification liabilities set forth in this paragraph shall not apply to claims for fraud, intentional misrepresentation or the breach or inaccuracy of the representations contained in Sections 5.1, 5.2 or 5.3.

               9.7 EXCLUSIVE REMEDY. The rights and remedies set forth in this
Section 9 shall be the exclusive rights and remedies granted to any party hereunder for a breach of this Agreement by any party, except in cases involving fraud or intentional misrepresentation and except for equitable remedies such as specific performance or injunctive relief.

               9.8 LIABILITY OF SELLERS AND SHAREHOLDERS. The liability of the Sellers pursuant to Section 9.5 shall be limited to the Buyer Parties' claims for Damages which relate to the particular Seller's Assets which have been sold hereunder. The Sellers' liability pursuant to Section 9.5 shall not be joint or several. The liability of the Shareholders pursuant to Section 9.5 shall be joint and several as between themselves and as to the liability of any Seller.

                           ARTICLE 10. - MISCELLANEOUS

               10.1 NOTICE. Any notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given only if delivered by hand or sent by overnight courier or by certified mail, return receipt requested, postage prepaid, and addressed as follows:

                      If to Sellers to:

                             Douglas Spink
                             21641 NW Dairy Creek Road
                             Mountaindale, OR  97113

                      With a copy to :

                             Mark R. Wada
                             Farleigh, Wada & Witt, P.C.
                             121 S.W. Morrison, Suite 600
                             Portland, Oregon  97204

                      If to Buyer to:

                             JOE'S DIRECT, Inc
                             9805 Boeckman Road
                             Wilsonville, OR  97070

                             Attention:  Norman Daniels

                      With a copy to:

                             Terry DeSylvia
                             1200 SW Main Building
                             Portland, Oregon  97205

or at such other address as Sellers, on the one hand, and Buyer, on the other hand, shall have last designated by notice to the other. Any notice given in the manner specified above shall be deemed to have been delivered on the date of receipt of such delivery at the address set forth above (or at such other address designated pursuant hereto).

               10.2 COMPLETE AND INTEGRATED AGREEMENT. This Agreement, the Schedules and Exhibits (including the executed Agreements forms of which are attached hereto as exhibits) hereto, and each other agreement and instrument executed and delivered at the Closing constitute the entire agreement among the parties with respect to the transactions contemplated hereby and supersede and are in full substitution for any and all prior agreements and understandings among the parties relating to such transactions.

               10.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               10.4 AMENDMENTS; WAIVERS. No modification, amendment, termination, extension, renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party.

               10.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Oregon without regard to the conflict of law provisions thereof.

               10.6 ATTORNEYS' FEES. In the event of any action at law or suit in equity in relation to this Agreement, the prevailing party, in addition to all other sums which the other party may be called upon to pay, shall be entitled to recover such additional sum for the prevailing party's attorneys' fees incurred therein as the trial court or any appellate court adjudges reasonable in that suit or action.

               10.7 KNOWLEDGE. The words "knowledge" and "known" in this Agreement refer to and include actual and constructive knowledge of a party. A party will be deemed to have constructive knowledge of a particular matter if such party could reasonably be expected to have actual knowledge of the matter after taking into consideration such party's actual knowledge and business experience and position to make a reasonable inquiry with respect to the matter.

               IN WITNESS WHEREOF, Sellers, Shareholders and Buyer have executed and delivered this Agreement as of the date first above written.

SELLERS:                                     BUYER:

ATHLETICA, INC.


By:     /s/ Douglas B. Spink                 By:   /s/ Norm Daniels
   ---------------------------------         -----------------------------------
   DOUGLAS B. SPINK                            NORM DANIELS
Title:  President                            Title:  President

GRAVITY GAMES, INC.


By:     /s/ Douglas B. Spink
   ---------------------------------
   DOUGLAS B. SPINK
Title: President

TS HOLDINGS, INC.

By:     /s/ Douglas B. Spink
   ---------------------------------
   DOUGLAS B. SPINK
Title:  President

SHAREHOLDERS:


      /s/ Douglas B. Spink
------------------------------------
DOUGLAS B. SPINK


      /s/ Gregory Biggs
------------------------------------
GREGORY BIGGS

                                 SCHEDULE 1.1(a)

                              FIXED ASSET SCHEDULE
                                  AS OF 7/31/98


See Attached.


A detailed listing of Fixed Assets will be provided to Buyer prior to Closing.

                                 SCHEDULE 1.1(b)

                          ACCOUNTS RECEIVABLE SCHEDULE
                                  AS OF 7/31/98

None

                                 SCHEDULE 1.1(c)

                               INVENTORY SCHEDULE
                                  AS OF 7/31/98



Athletica                                $   18,732.42

Gravity Games                            $   17,541.56

Tidewater                                $        0.00



        TOTAL                            $   36,273.98


A detailed listing of inventory will be provided to Buyer prior to Closing.

                                 SCHEDULE 1.1(d)

                            PREPAID EXPENSES SCHEDULE
                                  AS OF 7/31/98



Athletica                                     $17,064.25

Gravity Games                       $0.00

Tidewater                                          $0.00


                                 SCHEDULE 1.1(g)

                              INTELLECTUAL PROPERTY


        CORPORATE NAMES:

               Athletica, Inc.
               Gravity Games, Inc.
               TS Holding, Inc.


        ASSUMED BUSINESS NAME:

               Athletica Endurance

        DOMAIN NAMES:

               tidewaters.com
               athletica.com
               ggames.com

               joedirect.com
               joesdirect.com

        SOFTWARE

               ALL RIGHTS TO THE PEARL CODE, THE SOURCE CODE USED IN SHOPPING CART ("CODE"), SUBJECT TO A LIMITED NON-TRANSFERRABLE LICENSE TO CHRISTINE COLUMBUS, INC.

                                 SCHEDULE 1.1(h)

                            CONTRACTS/LEASE SCHEDULE
                                  AS OF 7/31/98


        Cornelius Park Business Park Lease-$1,620.00/Month through January 31, 1999 Pitney Bowes-Postage machine-$133.05/Quarter through ___________ G&W Leasing-$412.76/Month for 30 months OGI-Phone T-1- $1,100/Month for 36 months

        Gravity Games, Inc.'s obligations under Agreement not to Compete and Confidentiality Agreement with Mickey Kerbel, dated April 28, 1998, for payment of $125,000; payments of $1,267.83 monthly (including interest at 9.0% per annum) commencing June 1, 1998 for 15 years.

        Approximately 40, non-exclusive Dealer/vendor contracts.

        Short Term Advertising contracts; Sellers

                                 SCHEDULE 1.1(i)

                                PERMITS SCHEDULE
                                  AS OF 7/31/98



None listed.

                                 SCHEDULE 1.1(j)

                               INSURANCE SCHEDULE
                                  AS OF 7/31/98



Timberline Direct General Liability - Policy # American Economy 02BO708101-1, 3/23/98 to 3/23/99

                                  SCHEDULE 1.2

                                 EXCLUDED ASSETS

        None

                                  SCHEDULE 2.1

                               ASSUMED LIABILITIES
                                  AS OF 7/31/98



See Attached.

                                 SCHEDULE 3.2(d)

                STOCK PAYMENT SCHEDULE AND PERFORMANCE STANDARDS

The portion of the Purchase Price payable in common stock of G. I. Joe's, Inc. shall be paid to Sellers in accordance with the following schedule:

1. 25% of the total common stock of G. I. Joe's, Inc. due to Sellers shall be delivered on January 1, 1999, or the first business day thereafter. The delivery of these shares of common stock shall not be subject to meeting any performance standards.

2. 25% of the total common stock of G. I. Joe's, Inc. due to Sellers shall be delivered on February 1, 1999. The delivery of these shares of common stock shall not be subject to meeting any performance standards.

3. 25% of the total common stock of G. I. Joe's, Inc. due to Sellers shall be delivered on the earlier of February 1, 2000, or February 1 of any subsequent year, in which the First Performance Standard has been met by Buyer for the prior fiscal year ending on January 31st. The "First Performance Standard" shall mean that Buyer shall have earnings before interest, depreciation and amortization, income taxes and bonus payments to Spink and Biggs of not less than 10%of the Buyer's gross sales and the Buyer's gross sales are not less than $5,500,000. It is the intent of the parties that if the First Performance Standard is not met in the fiscal year ending January 31, 2000, then such Standard may be met in the next or subsequent years and the payment set forth hereunder shall be paid at such time.

4. 25% of the total common stock of G. I. Joe's, Inc. due to Sellers shall be delivered on the earlier of February 1, 2001, or February 1 of any subsequent year, in which the Second Performance Standard has been met by Buyer for the prior fiscal year ending on January 31st. The "Second Performance Standard" shall mean that Buyer shall have earnings before interest, depreciation and amortization, income taxes and bonus payments to Spink and Biggs of not less than 12%of the Buyer's gross sales and the Buyer's gross sales are not less than $8,000,000. It is the intent of the parties that if the Second Performance Standard is not met in the fiscal year ending January 31, 2001, then such Standard may be met in the next or subsequent years and the payment set forth hereunder shall be paid at such time.

                                 SCHEDULE 3.2(f)


                        CONSIDERATION ALLOCATION SCHEDULE

ITEM                     ATHLETICS           GRAVITY          TIDEWATER             TOTAL
                                             GAMES

Covenant Not to Compete
Paid to Shareholder

9-1-98                 $                 $                  $                   $  100,000.00
9-1-98 Cash            $  300,000.00     $   20,000.00      $   30,000.00       $  350,000.00
12-1-98 Cash           $  400,000.00     $   20,000.00      $  130,000.00       $  550,000.00
1-1-99 Stock           $  400,000.00     $   40,000.00      $  341,728.75       $  781,726.75
2-1-99 Stock           $  400,000.00     $   40,000.00      $  341,728.75       $  781,726.75
Stock #3               $  400,000.00     $   40,000.00      $  341,728.75       $  781,726.75
Stock #4               $  400,000.00     $   40,000.00      $  341,728.75       $  781,726.75
                        ------------      ------------      -------------       -------------
                       $2,300,000.00     $  200,000.00      $1,526,907.00       $4,126,907.00
                       =============     =============      =============       =============

                                   SCHEDULE 5

             EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF SELLERS


        5.1 None of Seller's are licensed or qualified as a foreign corporation in any state other than the states of their organization.

        5.4 The Inventory of Sellers is subject to the security interest described in 5.8, below.

        5.5 Sellers make no representation or warranty as to the financial condition or operations of any business, the assets or stock of which was acquired by any Seller within the six month period preceding the Closing Date, for any period prior to acquisition by such Seller. The balance sheet dated July 31, 1998 provided by Sellers supercedes and replaces any other financial information provided by any Seller or Shareholder, and no Seller or Shareholder makes any representation or warranty with regard to any financial information other than as set forth in the balance sheet dated July 31, 1998.

        5.8 The inventory of all of the Sellers secures the $57,000 obligation to Dynasty Capital disclosed in the balance sheet dated July 31, 1998.

        5.9 No trade name or trademark (if any) of any Seller is registered with the US Patent and Trademark Office.

        5.10 The leases to which any Seller is a party are as follows:

               Cornelius Park Business Park-$1,620/Month until January 31, 1999 Pitney Bowes+Postage Machine-133.05/Quarter
               G&W Leasing-412.76/Month--30 months from_______.
               OGI-Phone T-1--$1,100/Month-36 months from ______.

        5.11 Sellers are not aware of any permits necessary or material to the operation of their Business.

        5.12 Sellers intend to cancel their insurance when deemed appropriate after the Closing Date.

                                  SCHEDULE 5.14

                               LITIGATION SCHEDULE

None.

                                  SCHEDULE 5.16

                                  ENVIRONMENTAL

None.

                                  Schedule 6.5

                                Buyer Litigation

None.

                                 SCHEDULE 8.2(f)

                            FORM OF LEASE ASSIGNMENT

See Attached.

                                 SCHEDULE 8.2(g)

                            NONCOMPETITION AGREEMENT

        THIS AGREEMENT is entered into this 1st day of September, 1998, between ("Employee") and G. I. JOE'S, INC., an Oregon corporation ("Corporation").

                                    RECITALS:

        A. Employee is an officer and shareholder of ATHLETICA, INC., an Oregon corporation ("Athletica"), GRAVITY GAMES, INC., an Oregon corporation ("Gravity Games"), and TS HOLDING, INC., an Oregon corporation ("TS") sometimes hereinafter referred to collectively as "Sellers").

        B. Sellers and JOE'S DIRECT, INC., ("Buyer") have entered into that certain Asset Purchase Agreement dated as of August 24, 1998 (the "Asset Purchase Agreement"), pursuant to which Corporation has agreed to purchase substantially all of the assets of Sellers.

        C. Buyer has assigned to assignee all rights under the Asset Purchase Agreement and Corporation has agreed to assume all Buyer's obligations under the Asset Purchase Agreement.

        D. Corporation and Employee have agreed to enter into an employment agreement (the "Employment Agreement"), pursuant to which Corporation will hire Employee as an employee on the closing of the transactions under the Asset Purchase Agreement.

        E. Employee expects to derive direct and material benefits from the transactions contemplated by the Asset Purchase Agreement and the Employment Agreement. Employee recognizes and acknowledges that the covenants contained in this Agreement are essential to protect the business interests of Corporation and are in integral part of, and arise out of, the transactions contemplated by the Asset Purchase Agreement and the Employment Agreement and that Corporation would not enter such Agreements but for such covenants. Employee is executing and delivering this Agreement as a material inducement to Corporation to enter into and consummate the transactions under the Asset Purchase Agreement and the Employment Agreement.

                                   AGREEMENT:

        NOW, THEREFORE, in consideration of the consummation of the transactions contemplated by the Asset Purchase Agreement, the consideration paid to Sellers by Corporation, the employment under the Employment Agreement, the above Recitals and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

        1.     DEFINITIONS.  For purposes of this Agreement:

               a.     "Area" means worldwide.

PAGE 41  -  NONCOMPETITION AGREEMENT

               b. "Competing Business" means any Entity engaging at any location or locations within the Area in the business of catalog sales of goods and merchandise of the type sold by Corporation or the Corporation's parent company,
G. I. Joe's, Inc., (limited however, to goods and merchandise sold through catalogs) during the term of Employee's employment with Corporation.

               c. "Entity" means any individual, corporation, partnership, firm, joint venture, joint enterprise, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other similar entity.

               d. "Employee Group" means (i) Employee, (ii) all Entities that are now or hereinafter, directly or indirectly through one or more intermediaries, controlled by, in control of, or under common control with Employee (collectively, the "Employee Affiliates"), and (iii) the officers, directors, executives, agents and representatives (in whatsoever capacity) of Employee or any of the Employee Affiliates. For purposes of this Agreement, each of the foregoing is a "member of the Employee Group."

               e. "Timberline Group" means ATHLETICA ENDURANCE, INC., an Oregon corporation ("Athletica"), GRAVITY GAMES, INC., an Oregon corporation ("Gravity Games"), and TIDEWATER SPECIALTIES, INC., an Oregon corporation ("Tidewater") and Employee, (ii) all successors, assigns and purchasers of the foregoing,
(iii) any and all Entities that are now or hereafter, directly or indirectly through one or more intermediaries, controlled by, in control of, or under common control with any of the foregoing, and (iv) the officers, directors, executives, agents and representatives (in whatsoever capacity) of any of the foregoing. For purposes of this Agreement, each of the foregoing is a "member of the Timberline Group."

               f. "Proprietary Information" means all items of confidential information or trade secrets regarding the business conducted by the Timberline Group prior to the date hereof, which Proprietary Information is transferred to Corporation under the Asset Purchase Agreement. Without limiting the generality of the foregoing, Proprietary Information includes the following:

                        i. Customer lists, price lists, and other confidential
                information relating to the marketing and distribution of the Timberline Group's products;

                        ii. Information relating to processes, technology,
                manufacturing equipment and know-how used or held for use in the Timberline Group's business;

                        iii. Programs, plans and projections relating to present
                or future development, expansion, promotion, marketing and distribution of any products or services in the electronic components business conducted by the Timberline Group prior to the date hereof; and

                        iv. All notes, memoranda, correspondence, processes,
                systems, and documents, and all computer programs, databases and software relating to any of the foregoing.


PAGE 2  -  NONCOMPETITION AGREEMENT

               "Proprietary Information" does not include:

                        i. Information which is now or later becomes generally
                available to the public through no fault of any member of the Employee Group, as long as the disclosure of such information, if any, by a member of the Employee Group takes place after the information has become generally available to the public; and

                        ii. Information which is publicly disclosed as required
                by law or judicial process, after proper notice to Corporation.

        2.     COVENANTS.

               2.1 NONCOMPETITION. Employee will not, directly or indirectly, engage in any Competing Business on Employee's own behalf, or provide product design, development, engineering, manufacturing, marketing, managerial, supervisory or consulting services or assistance to, or lend money to or purchase any debt instrument of, or own any equity interest in, any Competing Business. Employee will not make any statement or do any act which causes any existing or potential customer of Corporation (including without limitation, all customers of the Timberline Group that are transferred to Corporation under the Asset Purchase Agreement) to curtail or terminate its purchase of products offered by Corporation, or which will in any way divert, diminish or prejudice the business or goodwill of Corporation.

               2.2 NONSOLICITATION. Employee will not solicit, divert or hire away (or attempt to solicit, divert or hire away) to or for Employee or any Entity, any employee of Corporation (including without limitation, all employees of the Timberline Group that become employees of Corporation after the closing of the transactions under the Asset Purchase Agreement) whether or not such employee is a full-time or temporary employee, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will.

               2.3 NONDISCLOSURE OF PROPRIETARY INFORMATION. Employee will not, without the prior written consent of Corporation, cause, suffer or permit any member of the Employee Group to disclose, divulge, communicate or otherwise make known, directly or indirectly, to any person outside of Corporation, any Proprietary Information.

               2.4 NONUSE OF PROPRIETARY INFORMATION. Employee will not, without the prior written consent of Corporation, cause, suffer or permit any member of the Employee Group to make any use of the Proprietary Information for the benefit of Employee or any Entity.

               2.5 APPLICATION. Each of the covenants of Employee in this
Section 2 shall be applicable to actions and statements of Employee, whether made or taken directly or indirectly, in an individual capacity or as an officer, director, partner, executive, employee, manager, consultant, independent contractor, agent, representative or otherwise of any Entity, alone or in conjunction with any Entity, or in any other manner whatsoever.


PAGE 3  -  NONCOMPETITION AGREEMENT

               2.6 TERM. Each of the covenants of Employee in this Section 2 shall commence on the date hereof and shall expire two (2) years from the date Employee ceases to be employed by Corporation.

        3.     CROSS DEFAULT AND OFFSET.

               3.1 CROSS DEFAULT. In the event any representation or warranty of Employee or any member of the Employee Group contained in, or made pursuant to, this Agreement or the Asset Purchase Agreement (collectively, the "Agreements"), is inaccurate, or in the event Employee or any member of the Employee Group breaches, or fails to perform, any covenant or agreement contained in, or made pursuant to, any of the Agreements, such inaccuracy, breach or failure to perform shall constitute a breach by Employee of both Agreements.

               3.2 RIGHT OF OFFSET. Employee acknowledges and agrees that in the event any representation or warranty of Employee or any member of the Employee Group contained in, or made pursuant to, the Agreements is inaccurate, or in the event Employee or any member of the Employee Group breaches, or fails to perform, any covenant or agreement contained in, or made pursuant to, either of the Agreements, Corporation shall be and hereby is authorized to offset and deduct from any amounts owed to Sellers under the Asset Purchase Agreement, that amount of cash which would then be required to put Corporation in the position it would have been in had such representation or warranty been true, correct and complete, or had such covenant been performed, complied with or fulfilled. The right of offset granted to Corporation under this Section 3.2 shall be without prejudice to, and in addition to, any and all other remedies or relief available to Corporation at law or in equity.

        4.     MISCELLANEOUS.

               4.1 REMEDIES. Employee acknowledges that Corporation will suffer immediate and irreparable injury in the event of a breach by Employee of any covenant contained in this Agreement. Accordingly, in the event of a breach or threatened breach by Employee of any provision of this Agreement, Corporation shall be entitled to an injunction restraining Employee from committing such breach or threatened breach. Such remedy shall be in addition to any other remedies to which Corporation may be entitled at law or in equity.

               4.2 SEVERABILITY. Employee agrees that the covenants contained in
Section 2 of this Agreement were agreed to by Corporation as a part of the transactions contemplated by the Asset Purchase Agreement; that Employee has received good, adequate and valuable consideration for each of such covenants; that each of the such covenants is reasonable and necessary to protect and preserve the business interests of Corporation; that each of such covenants is separate, distinct and severable not only from the other of such covenants but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenants shall not affect the validity or enforceability of any other such covenants or any other provision or provisions of this Agreement; and that if, in any judicial proceeding, a court refuses to enforce any provision (or part thereof) included herein, such unenforceable provision (or part) shall be deemed modified or eliminated from the provisions hereof for the purpose of such proceeding to the extent necessary to permit the enforcement of the remainder of this Agreement.


PAGE 4  -  NONCOMPETITION AGREEMENT

               4.3 ATTORNEYS' FEES. In the event suit or action is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, both trial and appellate, in addition to its costs and disbursements allowed by law.

               4.4 ASSIGNMENT. This Agreement and the rights and obligations of Corporation hereunder may be assigned by Corporation with notice to Employee and shall inure to the benefit of, shall be binding upon (including without limitation, Section 5 of the Employment Agreement), and shall be enforceable by any such assignee. This Agreement and the rights and obligations of Employee hereunder may not be assigned by Employee.

               4.5 ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto relating to the agreements set forth herein. All prior understandings and agreements (including without limitation, Section 5 of the Employment Agreement) relating to the agreements set forth herein are hereby expressly terminated. No amendment or modification of this Agreement shall be valid or binding upon either party unless made in writing and signed by the parties hereto.

               4.6 GOVERNING LAW. This Agreement shall be construed by reference to the laws of the State of Oregon governing contracts made and to be performed in such State.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Noncompetition Agreement as of the date first above written.

                                    JOE'S DIRECT, INC.,
                                    AN OREGON CORPORATION




----------------------------        ----------------------------
        , EMPLOYEE                    NORM DANIELS, PRESIDENT


PAGE 5  -  NONCOMPETITION AGREEMENT

                              SCHEDULE 8.2(h)(iii)

                      BILL OF SALE AND ASSIGNMENT AGREEMENT


               FOR VALUE RECEIVED, ATHLETICA , INC., an Oregon corporation ("Athletica"), GRAVITY GAMES, INC., an Oregon corporation ("Gravity Games") and TS HOLDING, INC., an Oregon corporation ("TS") (collectively, "Sellers"), pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of August 24, 1998, by and among Sellers and JOE'S DIRECT,INC., an Oregon corporation ("Buyer"), hereby sell, convey, transfer, assign and deliver to Buyer and its successors and assigns, all of Sellers' right, title and interest in and to the Assets (as defined in Section 1.1 of the Asset Purchase Agreement).

               The sale, conveyance, transfer, assignment and delivery by Sellers to Buyer pursuant to this Bill of Sale and Assignment Agreement are subject to all covenants, representations, warranties, conditions and other terms set forth in the Asset Purchase Agreement.

               IN WITNESS WHEREOF, Sellers have executed and delivered this Bill of Sale and Assignment Agreement as of this 1st day of September, 1998.

SELLERS:

ATHLETICA, INC.

By:
   -----------------------------------
   DOUGLAS B. SPINK
Title: President

GRAVITY GAMES, INC.

By:
   -----------------------------------
   DOUGLAS B. SPINK
Title:  President

TS HOLDING, INC.

By:
   -----------------------------------
   DOUGLAS B. SPINK
Title:  President

                                 SCHEDULE 8.3(b)

                       ASSUMPTION OF LIABILITIES AGREEMENT


               FOR VALUE RECEIVED, JOE'S DIRECT, INC. an Oregon corporation ("Buyer"), pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of August 24, 1998, by and among ATHLETICA , INC., an Oregon corporation ("Athletica"), GRAVITY GAMES, INC., an Oregon corporation ("Gravity Games") and TS HOLDING, INC., an Oregon corporation ("TS") (collectively, "Sellers") and Buyer, hereby accepts the assignment of, and assumes and agrees to pay, perform and discharge the Assumed Liabilities (as defined in Section 2.1 and listed in Schedule 2.1 of the Asset Purchase Agreement) and to hold Sellers and Shareholders harmless therefrom.

               The acceptance, assumption and agreement of Buyer pursuant to this Assumption of Liabilities Agreement are subject to all covenants, representations, warranties, conditions and other terms set forth in the Asset Purchase Agreement.

        IN WITNESS WHEREOF, Buyer has executed and delivered this Assumption of Liabilities Agreement as of this ___________ day of ____________________, 1998.


                                    "BUYER":

                                    JOE'S DIRECT, INC.,
                                    AN OREGON CORPORATION


                                    BY:
                                       -----------------------------------------
                                    TITLE:
                                          --------------------------------------

                                 SCHEDULE 8.3(c)

                          REGISTRATION RIGHTS AGREEMENT



        This Registration Rights Agreement (the "Agreement") is made and entered into as of the 1st day of September, 1998, by and between G.I. Joe's, Inc., an Oregon corporation (the "Company"), and the person, or entities, executing this Agreement in the space provided on the signature page hereto (collectively, the "Holder").

        WHEREAS, Holder has agreed to accept registerable shares of the Company's common capital stock (the "Stock") as partial payment of the Purchase Price in the Asset Purchase Agreement dated August 24, 1998,(the "APA") between Joe's Direct, Inc., as Buyer, a wholly owned subsidiary of Company, and Athletica, Inc., Gravity Games, Inc., and TS Holdings, Inc.; and

        WHEREAS, as additional consideration the Company desires to grant to Holder registration rights with respect to the Stock;

        NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

        1. Definition of Certain Terms. The following terms shall have the following meanings in this Agreement:

        1.1 "Act" shall mean the Securities Act of 1933, as amended.

        1.2 "Commission" shall mean the Securities and Exchange Commission.

        1.3 "Holder" means any person or entity owning or having the right to acquire Registrable Securities pursuant to the APA.

        1.4 "Register," "registered," and "registration" shall mean a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement.

        1.5 "Registrable Securities" shall mean (i) the Stock issuable in accordance with the terms of the APA and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock, excluding in all cases, however, any Stock sold by a person in a transaction in which such person's rights under Section 8 are not assigned.

        1.6 "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and blue sky fees and expenses.

        1.7 "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities of a Holder and all fees and disbursements of counsel for such Holder.

        2. Company Registrations.

        2.1 If at any time the Company determines to register any of its capital stock for sale to the general public solely for cash on a form that would also permit sale of the Registrable Securities, either for its own account or the account of a security holder or holders exercising demand registration rights, the Company will each such time (i) promptly give to each Holder written notice thereof and (ii) use its best efforts to include in such registrations and in any related underwriting all Registrable Securities specified in a written request by any Holder (which request shall state the intended method of distribution of the Registrable Securities), received by the Company within 15 days after receipt of such written notice from the Company by any Holder, except as set forth in Section 2.2 below.

        2.2 If the registration of which the Company gives notice under this
Section 2 is for a registered public offering involving an underwriting, the Company will so advise the Holders as a part of the written notice given such Holders pursuant to Section 2.1. In such event the right of any Holder to registration pursuant to this Agreement will be conditioned on such Holder's participation in such underwriting and the inclusion of such Holder's shares in the underwriting to the extent provided herein. All Holders proposing to distribute shares through such underwriting will (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2, if the underwriter of the offering determines that marketing factors require a limitation on the number of shares to be sold for the account of security holders, the Company may exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. In making the decision to exclude or limit the number of Registerable Securities Company shall use reasonable efforts to allocate shares in the following order of priority: (1) shares being offered by the Company; (2) shares to be issued in connection with obligations of the Company incurred prior to the date of this Agreement, including, without limitation, the plan of merger; and (3) pro rata among the Holder and other holders whose shares are being registered therein according to the number of shares requested to be registered by the Holder and other such holders.

        If less than all Registrable Securities for which registration is sought are to be included in the registration and underwriting, the number of Registrable Securities included will be reduced pro rata among the Holders requesting registration based on the number of Registrable Securities of such Holders for which registration is sought.

        3. Limits on Registrations. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to register any Registrable Securities if it furnishes the Holder thereof a written opinion of counsel to the Company that such Holder will be able to sell all the Registrable Securities to any party that such Holder in good faith wishes to sell in a three-month period pursuant to Rule 144 (or a comparable successor rule adopted by the Commission).


PAGE 2--REGISTRATION RIGHTS AGREEMENT

        4 Indemnification.

        4.1 The Company will indemnify each Holder distributing shares pursuant to an underwriting provided for in Section 2, any officers, directors, or partners of the Holder, if the Holder is an entity, and any person controlling a Holder, to the extent shares of such Holder have been registered, qualified, or for which compliance has been effected pursuant to this Section 5, and each underwriter, if any, and each person who controls any under-writer, against all claims, losses, damages, and liabilities or actions in respect thereof arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any prospectus, offering circular, or other document, including any related registration statement, notification, or the like, incident to any such registration, qualification or compliance, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder, each of its officers, directors, or partners, as the case may be, and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred by each such person so indemnified in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based on written information furnished to the Company by such Holder or underwriter specifically for use in the prospectus or offering circular.

        4.2 Each Holder whose Registerable Securities are included in the securities for which any such registration, qualification or compliance is being effected will indemnify to the extent permitted by law the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act, and each other shareholder whose shares are included in such registration, and each of such other shareholder's officers and directors and each person controlling such other shareholder, against all claims, losses, damages, and liabilities or actions in respect thereof arising out of or based on any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such shareholder, and such directors, officers, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred by such persons in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance on and in conformity with written information furnished to the Company by the Holder furnishing the same specifically for use therein; provided, however, that the obligations of any indemnifying Holder hereunder will be limited to an amount equal to the proceeds to such Holder from the sale of such Holder's shares in such registration.

        4.3 Each party entitled to indemnification under this Section 4 (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that

PAGE 3--REGISTRATION RIGHTS AGREEMENT
counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, is approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, that the Indemnified Party shall have the right to retain one separate counsel, with reasonable fees and expenses to be paid by the Indemnifying Party, if representation of the Indemnified Party by the Indemnifying Party's counsel would be inappropriate due to actual or potential conflicts of interest. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        5. Expenses.

        5.1 All Registration Expenses incurred in connection with a registration pursuant to Section 2 will be borne by the Company.

        5.2 All Selling Expenses will be borne by the Holder or Holders of the securities so registered apportioned on a pro rata basis.

        5.3 Notwithstanding any other provision of this Section 5, the provisions of this Section 5 shall be deemed amended to incorporate and comply with the provisions of any applicable state securities laws, regulations, and administrative policies, and the rules of the National Association of Securities Dealers, Inc. and stock exchanges upon which the Registrable Securities are or will be eligible for listing.

        6. Procedures. Whenever required under Section 2 to use its best efforts to effect the registration of any of the Registrable Securities, the Company will, as expeditiously as reasonably possible:

        (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective;

        (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

        (c) furnish to each Holder with respect to whom Registrable Securities are included in such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, and such other documents as the Holder reasonably may require to facilitate the disposition of such Registrable Securities; and

        (d) use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as reasonably are appropriate for the distribution of the securities covered by such registration statement; provided, however, that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless the

PAGE 4--REGISTRATION RIGHTS AGREEMENT

        Company is already subject to service in such jurisdiction; and, provide further, that in connection with any proposed registration, the Company will in no event be obligated to cause any such registration to remain effective for more than 90 days.

        7. Information from Holders. Each Holder whose shares are included in any registration under Section 2 of this Agreement will furnish in writing to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as may be required in connection with registration, qualification or compliance referred to in Section 2.

        8. Assignment. Subject to compliance with the restrictions on transfer of the Registerable Securities, the Registered Owner's registration rights under this Agreement may be assigned by the Registered Owner to a transferee or assignee of the Registerable Securities if the Company is given written notice of the transfer, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned; provide , however, that such assignment will be effective only if immediately following such assignment the transferee or assignee holds at least 50 percent of the Registrable Securities.

        9. Stand-Off Agreement. No Holder who participates in the registration, if so requested by the Company and an underwriter of securities of the Company, will sell or otherwise transfer or dispose of any other securities of the Company held by such Holder other than pursuant to the registration statement during the 180-day period following and including the effective date of a registration statement; provided, however, such Holder's agreement in this
Section 9 will only apply if all officers and directors of the Company enter into similar agreements in writing in a form satisfactory to the Company and such underwriter covering shares of Common Stock owned by such officers and directors. The Company may impose stop transfer instructions with respect to the securities subject to the restriction in this Section 9 until the end of the 180-day period.

        10. Miscellaneous.

        (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, the Holder, in addition to being entitled to exercise all fights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

        (b) Agreements and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, unless such amendment, modification or supplement is in writing and signed by the parties hereto.

        (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, or telecopies initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this of this Section 10(c):


PAGE 5--REGISTRATION RIGHTS AGREEMENT

                      If to Holder to:

                            ------------
                             Attention:

                      With a copy to :

                             Mark R. Wada
                             Farleigh, Wada & Witt, PC
                             121 S.W. Morrison Street, Ste. 600
                             Portland, OR  97204


                      If to Company to:

                             G.I. Joe's, Inc.
                             9805 Boeckman Road
                             Wilsonville, OR  97070

                             Attention:  Norman Daniels

                      With a copy to:

                             Terry DeSylvia
                             1200 SW Main Building
                             Portland, Oregon  97205

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged, if telecopied.

        (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment. subsequent holders of the Registrable Shares subject to the terms hereof.

        (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (f) Headings. The headings in this Agreement are for convenience of references only and shall not limit or otherwise affect the meaning hereof.


PAGE 6--REGISTRATION RIGHTS AGREEMENT

        (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon without reference to its conflicts of law provisions.

        (h) Severability In the event that any one or more of the provisions contained herein, or the application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions contained herein shall not be affected or impaired thereby.

        (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of this agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are not restrictions, promises warranties or undertakings, other than those set forth or referred to herein, concerning the registration rights granted by the Company pursuant to this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

COMPANY:
G.I. Joe's, Inc.



----------------------------------
By:  Norman Daniels
Title:  President

HOLDER:


By:
  ---------------------------------

Title:
     ------------------------------


PAGE 7--REGISTRATION RIGHTS AGREEMENT

                               SCHEDULE 8.3(d)(i)

                      EMPLOYMENT AGREEMENT OF DOUGLAS SPINK


               1. Parties. The parties to this Agreement are G. I. JOE'S, INC. ("Company") and DOUGLAS SPINK ("Employee").

               2. Employment. Company employs Employee and Employee accept employment on the terms and conditions set forth in this Agreement.

               3. Term. The term of this Agreement shall begin September 1, 1998, and shall continue until January 31, 2004, unless sooner terminated as provided herein.

               4. Compensation. For all services rendered by Employee, Company shall pay Employee:

                        (a) A base salary of $100,000.00 per year payable in accordance with normal payroll schedules. Salary payment shall be subject to withholding and all applicable taxes.

                        (b) An annual bonus equal to .6% of the Company's annual sales, provided:

                             (i) The Company earns a net profit (as a % of
                      sales) before income taxes and bonus payments to Employee and Gregory Biggs ("Net Profit") as follows:

                                    (a)     10% for fye 1/31/2000;

                                    (b)     12% fye 1/31/2001; and

                                    (c)     15% fye 1/31/2002 and thereafter.

                             (ii) Company's minimum sales are as follows:

                                    a.      $ 5,500,000   fye    1/31/2000

                                    b.      $ 8,000,000   fye    1/31/2001

                                    c.      $12,000,000   fye    1/31/2002

                                    d.      $20,000,000   fye    1/31/2003

                                    e.      $30,000,000   fye    1/31/2004

Bonus to be paid within thirty (30) days after computation of the Net Profit Company's accountants for the prior fiscal year.

               5.     Benefits.

                        (a) Employee will be entitled to sick leave in a reasonable amount.

                        (b) Employee shall be entitled to such medical and dental insurance, 401(k) contributions, holidays and other benefits as may be provided by the Company from time to time to other employees.

               6. Duties. Employee is engaged as the General Manager of the Company with his duties and responsibilities to be such as are reasonable and customary for such a position and as may be determined by the Board of Directors. The precise services of Employee may be extended or curtailed by the Company from time to time.

               7. Extent of Services. Employee shall devote his entire time, attention and energies to the Company's business and shall not during the term of this Agreement be engaged in any other business activity which requires the devotion of a material amount of Employee's time, attention or energies. However, Employee may invest his assets in such form or manner as will not require his services in the operations of the affairs of the companies in which such investment is made.

               8. Disclosure of Information. Employee acknowledges that in connection with his employment Employee will have access to certain confidential and proprietary information which is a special and unique asset of the Company's business. Employee will not during or after the term of his employment disclose such information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. In addition to any other remedies, Company shall be entitled to an injunction restraining Employee from disclosing in whole or in part such information.

               9. Expenses. Employee may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel and similar items. Company will reimburse Employee for such expenses upon Employee's periodic presentation of an itemized account of such expenditures.

               10. Vacations. Employee shall be entitled each year to a vacation of three weeks during which time his compensation shall be paid in full. Vacation time must be used each contract year. Employee shall receive no compensation for unused vacation time, except on termination in accordance with paragraph 12(a)(1) below.

               11.    Termination Without Cause.

                      (a) Company may, without cause, terminate this Agreement at any time upon written notice to Employee. In the event of termination without cause, the Company shall continue to be obligated to pay to Employee to the end of the contract term his base salary as provided in paragraph 4(a), plus the average annual bonus which Employee earned under paragraph 4(b) prior to the date of his termination. Said base salary to continue to be paid monthly and the bonus paid annually, less all amounts required to be withheld and deducted. In addition, Employee shall receive the following:

                             (1) Accrued, but unused vacation prorated to the
               date of termination (said sum to be payable on termination).

                             (2) Any bonus to which Employee may be entitled
               under the terms of paragraph 4(b) prorated to the date of termination payable within thirty (30) days of the close of the Company's fiscal year.

                      (b) In the event of a sale of the Company, if the purchaser employs or offers to employ Employee to perform duties similar to those Employee provided to Company prior to the sale, any compensation paid to the Employee (or which would have been paid to the Employee had the Employee accepted the employment offer) shall be credited to any amounts due to Employee under the preceding paragraph.

                      (c) Employee may terminate his employment at any time on sixty (60) days written notice to Company. Upon receipt of such notice, Company may immediately terminate Employee without payment of any compensation other than amounts due as of the date of termination.

               12. Termination for Cause. This Agreement may be terminated at any time by Company for just cause without payment of any compensation other than amounts owing as of the date of termination. For purposes of this Agreement, just cause shall be limited to the following:

                      (a) Employee's failure or refusal after written notice to comply with the reasonable policy standards and regulations of the Company

                      (b) Employee's failure to perform his regularly assigned duties as established from time to time in a reasonable manner, consistent with his salary, benefits and the expertise an employer would reasonably expect from a General Manager for a business of the size and type conducted by Company.

                      (c) If Employee is guilty of fraud, dishonesty or other acts of moral turpitude in the performance of his duties on behalf of the Company.

                      (d) Employee's death or inability to perform the majority of his usual and customary duties for a period of 90 days or more.

               13. Waiver of Breach. The waiver by Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be valid unless in writing and signed by an authorized officer of Company.

               14. Assignment. Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

               15. Entire Agreement. This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

               16. Attorney Fees. In the event of suit or action related to or arising out of this Agreement or the employment of Employee by Company, the prevailing party shall be entitled to its reasonable attorney fees at trial or upon appeal.

               17. Arbitration. In the event of any dispute or disagreement related or arising from this Agreement or Employee's employment with the Company, the dispute shall be heard first by mediation and in absence of settlement, by arbitration pursuant to ORS Chapter 36. The prevailing party of such arbitration shall be entitled to recover in addition to any other costs or award their reasonable attorney fees.

               DATED September 1, 1998.

G. I. JOE'S, INC.                           "EMPLOYEE"



By:
   -----------------------------       ------------------------------
   NORM DANIELS, PRESIDENT                  DOUGLAS SPINK

                               SCHEDULE 8.3(d)(ii)

                      EMPLOYMENT AGREEMENT OF GREGORY BIGGS


               1. Parties. The parties to this Agreement are G. I. JOE'S, INC. ("Company") and GREGG BIGGS ("Employee").

               2. Employment. Company employs Employee and Employee accept employment on the terms and conditions set forth in this Agreement.

               3. Term. The term of this Agreement shall begin September 1, 1998, and shall continue until January 31, 2004, unless sooner terminated as provided herein.

               4. Compensation. For all services rendered by Employee, Company shall pay Employee:

                      (a) A base salary of $80,000.00 per year payable in accordance with normal payroll schedules. Salary payment shall be subject to withholding and all applicable taxes.

                      (b) An annual bonus equal to .4% of the Company's annual sales, provided:

                             (i) The Company earns a net profit (as a % of
                      sales) before income taxes and bonus payments to Employee and Douglas Spink ("Net Profit") as follows:

                                    (a)     10% for fye 1/31/2000;

                                    (b)     12% fye 1/31/2001; and

                                    (c)     15% fye 1/31/2002 and thereafter.

                             (ii) Company's minimum sales are as follows:

                                    a.      $ 5,500,000   fye    1/31/2000

                                    b.      $ 8,000,000   fye    1/31/2001

                                    c.      $12,000,000   fye    1/31/2002

                                    d.      $20,000,000   fye    1/31/2003

                                    e.      $30,000,000   fye    1/31/2004

Bonus to be paid within thirty (30) days after computation of the Net Profit Company's accountants for the prior fiscal year.

               5.     Benefits.

                      (a) Employee will be entitled to sick leave in a reasonable amount.

                      (b) Employee shall be entitled to such medical and dental insurance, 401(k) contributions, holidays and other benefits as may be provided by the Company from time to time to other employees.

               6. Duties. Employee is engaged as Operations Manager of the Company with his duties and responsibilities to be such as are reasonable and customary for such a position and as may be determined by the Board of Directors. The precise services of Employee may be extended or curtailed by the Company from time to time.

               7. Extent of Services. Employee shall devote his entire time, attention and energies to the Company's business and shall not during the term of this Agreement be engaged in any other business activity which requires the devotion of a material amount of Employee's time, attention or energies. However, Employee may invest his assets in such form or manner as will not require his services in the operations of the affairs of the companies in which such investment is made.

               8. Disclosure of Information. Employee acknowledges that in connection with his employment Employee will have access to certain confidential and proprietary information which is a special and unique asset of the Company's business. Employee will not during or after the term of his employment disclose such information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. In addition to any other remedies, Company shall be entitled to an injunction restraining Employee from disclosing in whole or in part such information.

               9. Expenses. Employee may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel and similar items. Company will reimburse Employee for such expenses upon Employee's periodic presentation of an itemized account of such expenditures.

               10. Vacations. Employee shall be entitled each year to a vacation of three weeks during which time his compensation shall be paid in full. Vacation time must be used each contract year. Employee shall receive no compensation for unused vacation time, except on termination in accordance with paragraph 12(a)(1) below.

               11.    Termination Without Cause.

                      (a) Company may, without cause, terminate this Agreement at any time upon written notice to Employee. In the event of termination without cause, the Company shall continue to be obligated to pay to Employee to the end of the contract term his base salary as provided in paragraph 4(a), plus the average annual bonus which Employee earned under paragraph 4(b) prior to the date of his termination. Said base salary to continue to be paid monthly and the bonus paid annually, less all amounts required to be withheld and deducted. In addition, Employee shall receive the following:

                             (1) Accrued, but unused vacation prorated to the
                      date of termination (said sum to be payable on termination).

                             (2) Any bonus to which Employee may be entitled
                      under the terms of paragraph 4(b) prorated to the date of termination payable within thirty (30) days of the close of the Company's fiscal year.

                      (b) In the event of a sale of the Company, if the purchaser employs or offers to employ Employee to perform duties similar to those Employee provided to Company prior to the sale, any compensation paid to the Employee (or which would have been paid to the Employee had the Employee accepted the employment offer) shall be credited to any amounts due to Employee under the preceding paragraph.

                      (c) Employee may terminate his employment at any time on sixty (60) days written notice to Company. Upon receipt of such notice, Company may immediately terminate Employee without payment of any compensation other than amounts due as of the date of termination.

               12. Termination for Cause. This Agreement may be terminated at any time by Company for just cause without payment of any compensation other than amounts owing as of the date of termination. For purposes of this Agreement, just cause shall be limited to the following:

                      (a) Employee's failure or refusal after written notice to comply with the reasonable policy standards and regulations of the Company.

                      (b) Employee's failure to perform his regularly assigned duties as established from time to time in a reasonable manner, consistent with his salary, benefits and the expertise an employer would reasonably expect from an Operations Manager for a business of the size and type conducted by Company.

                      (c) If Employee is guilty of fraud, dishonesty or other acts of moral turpitude in the performance of his duties on behalf of the Company.

                      (d) Employee's death or inability to perform the majority of his usual and customary duties for a period of 90 days or more.

               13. Waiver of Breach. The waiver by Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be valid unless in writing and signed by an authorized officer of Company.

               14. Assignment. Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

               15. Entire Agreement. This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

               16. Attorney Fees. In the event of suit or action related to or arising out of this Agreement or the employment of Employee by Company, the prevailing party shall be entitled to its reasonable attorney fees at trial or upon appeal.

               17. Arbitration. In the event of any dispute or disagreement related or arising from this Agreement or Employee's employment with the Company, the dispute shall be heard first by mediation and in absence of settlement, by arbitration pursuant to ORS Chapter 36. The prevailing party of such arbitration shall be entitled to recover in addition to any other costs or award their reasonable attorney fees.

               DATED September 1, 1998.

G.I. JOE'S, INC.                            "EMPLOYEE"



By:
   ------------------------------       ------------------------------
   NORM DANIELS, PRESIDENT                  GREGG BIGGS

                      ADDENDUM TO ASSET PURCHASE AGREEMENT



        THIS ADDENDUM TO ASSET PURCHASE AGREEMENT is entered into this 1st day of September, 1999, by and among JOE'S DIRECT, INC., an Oregon corporation ("Buyer"); and ATHLETICA, INC., an Oregon corporation ("Athletica"), GRAVITY GAMES, INC., an Oregon corporation ("Gravity Games"), and TS HOLDING, INC., an Oregon corporation ("TS") (Athletica, Gravity Games and TS are sometimes referred to individually as "Seller" and collectively as "Sellers") and Douglas
B. Spink and Gregory Biggs (collectively, "Shareholders").

        On August 24, 1998, the parties executed and delivered an Asset Purchase Agreement (the "Agreement").

        NOW THEREFORE, the parties agree as follows:

        1. Defined Terms. Unless given a different meaning herein, a capitalized terms used in this Addendum to Asset Purchase Agreement ("Addendum") shall have the meanings ascribed to them in the Agreement.

        2. Continuing Effectiveness. Except as expressly modified herein, all of the terms, conditions, covenants and exhibits set forth in the Agreement remain in full force and effect among the parties.

        3.     Closing Date. The Closing Date is September 1, 1998.

        4. Closing Date Schedules. The following Schedules are attached hereto and incorporated in this Addendum and the Agreement by this reference:

        (a)    Schedule 3.2(f) - Allocation of Purchase Price Among Sellers

        (b)    Schedule 3.3 - Allocation of Purchase Price Among Assets

        The following Schedules replace and supersede the Schedules delivered in conjunction with the signing of the Agreement:

        (c)    Schedule 1.1(h) - Contracts/Leases

        (d)    Schedule 2.1 - Assumed Liabilities

        (e) Schedule 5 - Exceptions to Representations and Warranties of Sellers

        5. Deliveries at Closing. Attached hereto are the detailed listing of Fixed Assets which is part of Schedule 1.l(a) and the detailed inventory list which is part of Schedule 1. 1(c).

        6. Amendment of Section 3.2(d) and 3.2(e). In the event an adjustment to the Purchase Price is made pursuant to Section 4 of the Agreement, the entire amount of the adjustment shall be allocated to TS.

        7. Amendment of Section A-1. In the third fine of Section 4.1 of the Agreement, the words "July 31, 1998" are replaced with "September 1, 1998."

        IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first written above.

                               BUYER:

                               JOE'S DIRECT, INC.

                               By:  /s/ Norm Daniels
                                   ------------------------------------------
                                        Norm Daniels, President



                               SELLERS

                               ATHLETICA, INC.

                               By:  /s/ Douglas B. Spink
                                   ------------------------------------------
                                        Douglas B. Spink, President



                               GRAVITY GAMES, INC

                               By:  /s/ Douglas B. Spink
                                   ------------------------------------------
                                        Douglas B. Spink, President

                                TS HOLDINGS, INC

                                By:  /s/ Douglas B. Spink
                                   ------------------------------------------
                                         Douglas B. Spink, President



                                SHAREHOLDERS:

                                DOUGLAS B. SPINK

                                /s/ Douglas B. Spink
                                ---------------------------------------------

                                GREG BIGGS

                                /s/ Greg Biggs
                                ---------------------------------------------

                                 SCHEDULE 1.1(H)

                            CONTRACTS/LEASE SCHEDULE
                                  AS OF 7/31/99

Cornelius Park Business Park Lease-$1740.00/Month through January 31, 1999 Pitney Bowes-Postage machine-$133.05/Quarter through January 2001
OGI-Phone T-1- $1,100/Month for 36 months
Sanwa Leasing-DIM 200 Computer SIN 83 LKL- S 171.97/month 36 month lease. Sanwa Leasing-DELL Pentium S/N 88TFK-$448.60/month; 36 month lease.
Dell Leasing-XPS 200s S/N COC4M- $113.95/month; 36 month lease.

Gravity Games, Inc.'s obligations under Agreement not to Compete and Confidentiality Agreement with Mickey Kerbel, dated April 28, 1999, for payment of $125,000; payments of $1,267.93 monthly (including interest at 9.0% per annum) commencing June 1, 1998 for 15 years.

Approximately 40, non-exclusive Dealer/vendor contracts.

Short Term Advertising contracts; Sellers

                                  SCHEDULE 2.1

                               ASSUMED LIABILITIES

        The Accounts Payable which comprise the Assumed Liabilities as of the Closing Date are attached hereto. An updated listing of the other Assumed Liabilities is attached hereto, and this Schedule replaces and supersedes the
Schedule 2.1 attached to the Agreement.

                                   SECTION 2.1

                               ASSUMED LIABILITIES
                                 AS OF 8/15/1998

NOTES

Debtor                            Amount                     Rate         Term
------                            ------                     ----         ----
Mickey Kerbel                     $126,539.71                9.0%         15 Years
SPROCOR                           $259,146.42                             Closing
Dynasty Capital                   $ 57,000.00                             Due 11/28/98
GI Joes                           $100,000.00                             On Closing

LEASES
Postage Machine                   $133.05/quarter                         48 months
CTL Management                    $1740.00/month                          6 months
OGI - Phone T-I                   $1100/Month                             36 Months

Sanwa Leasing - DIM 200 Computer S/N 83LKL - 171.97/Month 36 Months Lease 002-207506-000

Sanwa Leasing - DELL Pentium S/N 88TFK - $448.6/Month 36 Months Lease 002-1210300-000

Dell Leasing - XPS 200s S/N COC4M - 113.95/Month 36 Months lease
#001-4487827-002


ALL Accounts Payable - See attached listings.

CREDIT CARD DEBT
    First North American          $2,770.33
    CitiBank                      $6,555.89
    Banc One Visa                 $9,650.56
    Platinum Plus                 $10,297.11
    Corporate American Express    $7,525.38

OTHER LIABILITIES
    Due to Tom King               $14,904.96
    Due to Greg Biggs             $23,000.00
    Due to Doug Spink             $20,466.56
    Due to Barry Uphoff           $30,000.00

                                    ATHLETICA
                                A/P AGING SUMMARY
                              AS OF AUGUST 31, 1998

                                 Current       1-30     31-60      61-90      > 90      TOTAL
                                --------   --------  --------   --------  --------  ---------
Airborne Express                    0.00      58.00      0.00     226.06    165.67     449.73
Aloha Garbage                       0.00      26.85     26.85       0.00      0.00      53.70
AT&T Wireless                       0.00     209.42      0.00       0.00      0.00     209.42
Brick Robbins                       0.00       0.00      0.00   8,486.00  8,486.00   8,614.00
Catalog Creatives               6,160.00   3,840.00      0.00       0.00      0.00  12,120.00
Champion Nutrition                  0.00       0.00  1,762.58       2.00      2.00   1,764.58
Clif Bar, Inc.                      0.00       0.00  1,357.07       0.00      0.00   1,789.07
Competitor / City Sports            0.00       0.00    150.00       0.00      0.00     300.00
Country Companies                   0.00     129.50      0.00       0.00      0.00     129.50
Crystal Springs                     0.00      35.70      5.95       0.00      0.00      84.10
Dell Computer                       0.00       3.80      0.00       0.00      0.00       3.80
DM News                             0.00       0.00    178.00      75.00     75.00     253.00
DMA                                 0.00   1,250.00      0.00       0.00      0.00   1,250.00
Enron                               0.00       0.00     33.41       0.00      0.00      33.41
Executive Program                   0.00     100.27      0.00      24.89     24.89     125.16
Eyescream Interactive, Inc.         0.00       0.00      0.00       0.00      0.00   3,375.00
Farleigh, Wada & Witt, PC           0.00   3,597.32  2,593.94       0.00      0.00   7,430.57
Federal Express                     0.00      90.75    185.50       0.00      0.00     276.25
Greg Biggs                          0.00   3,915.00  13,453.11  3,340.97  3,340.97  29,160.93
GTE                                 0.00       0.00    502.19       0.00      0.00   1,518.29
Harrison Publishing Co.             0.00       0.00      0.00      72.50     72.50      72.50
Imagina, Inc.                       0.00       0.00     35.00       0.00      0.00     420.00
Internutria Sports                  0.00       0.00      0.00   4,039.90  4,039.90   4,039.90
Iron man Magizine                   0.00      49.97      0.00       0.00      0.00      49.97
Kathleen Lambert                    0.00       0.00      0.00   3,920.00  3,910.00   3,910.00
Kick                                0.00     300.00    300.00       0.00      0.00     900.00
LeBoeuf, Lamb, Green & MacRae       0.00  13,621.28      0.00   3,726.24  3,726.24  17,347.52
Library Of Science                  0.00     334.54      0.00     144.62    144.62     479.16
Lori Ann Reif                       0.00       0.00      0.00   1.400.00  1,400.00   1,400.00
Lycos                               0.00       0.00      0.00   1,636.00  1,636.00   1,636.00
Matrix Communications               0.00     108.00      0.00       0.00      0.00     108.00
Mellon First United Leasing         0.00       0.00  9,867.73       0.00      0.00   9,867.73
MNY                                 0.00       0.00      0.00      -1.05      0.00      -1.05
Multnomah County                    0.00       0.00     12.00       0.00      0.00      12.00
Neal Wozniak                        0.00       0.00  1,440.00   3,690.00      0.00   5,130.00
NW Natural                          0.00       0.00      6.00       0.00      0.00       6.00
Offices Inc.                        0.00     240.00      0.00       0.00      0.00     240.00
Omnipack                            0.00       0.00     31.91       0.00      0.00     -31.91
On Time Delivery Service            0.00       0.00     27.10       0.00      0.00      27.10
Oregon Road Tunners Club            0.00       0.00      0.00       0.00     70.00      70.00
Peace Bridge Brokerage              0.00       9.35      0.00       0.00     78.79      88.14
Pioneer Printing                    0.00       0.00    199.50       0.00      0.00     199.50
Pitney Bowes                        0.00     135.75     45.90       0.00    135.75     317.40
Power Bar                           0.00       0.00  2,268.00   1,207.68      0.00   3,475.68
PR Ironman Bar                      0.00       0.00  1,359.94       0.00      0.00   1,359.94
Purchase Power                      0.00      15.00      0.00       0.00      0.00      15.00
Purolator                           0.00       0.00      0.00       0.00     45.00      45.00
Rainbow Publications                0.00       0.00      0.00       0.00     32.00      32.00
Running Commentary                  0.00       0.00     19.00       0.00      0.00      19.00
Russell & Associates                0.00       0.00      0.00       0.00    400.00     400.00
Sanwa Leasing                       0.00       0.00    182.89       0.00      0.00     182.89
SCOR Report                         0.00       0.00    280.00       0.00      0.00     280.00

                                 Current       1-30     31-60      61-90      > 90      TOTAL
                                --------   --------  --------   --------  --------  ---------
Sports Street Marketing             0.00       0.00  2,334.33       0.00      0.00   2,334.33
Sprint                              0.00       0.00    915.69     106.67    171.60   1,193.96
sprint pcs                          0.00     218.22      0.00       0.00      0.00     218.22
The Business Journal                0.00       0.00      0.00      68.00      0.00      68.00
The Oregonian                       0.00     125.88    117.21     278.37      0.00     521.46
Triathlete                          0.00     820.71    793.60   1,109.32    687.95   3,411.58
Ultrarunning                        0.00       0.00    115.00       0.00    115.00     230.00
United Healthcare                   0.00   1,008.52      0.00       0.00      0.00   1,008.52
UPS                                 0.00     848.69  1,607.50     954.88      0.00   3,411.07
Upside                              0.00       0.00     29.95       0.00      0.00      29.95
US West 647-2097 Athletica          0.00       0.00     52.24       0.00      0.00      52.24
US West Home Office                 0.00     582.87    311.42       0.00      0.00     874.29
Vida Morkunas and Associates        0.00       0.00      0.00       0.00  3,557.16   3,557.16
Wall Street Journal                 0.00       0.00      0.00       0.00    474.00     474.00
                                --------   --------  --------   --------  --------  ---------
TOTAL                           6,160.00  31,655.39  42,538.69 25,279.64  32,791.04 138,422.76
                                ========  =========  ========= =========  ========= ==========

                               GRAVITY GAMES, INC.
                                A/P AGING SUMMARY
                              AS OF AUGUST 31, 1998

                                Current        1-30     31-60      61-90      > 90      TOTAL
                                --------   --------    ------       ----      ----   --------
     AT&T LD                    1,715.50       00.0      00.0       00.0      00.0   1,715.57
     IMAGINA                        00.0       00.0     55.00       00.0      00.0      55.00
     Kastel                     1,198.00       00.0      00.0       00.0      00.0   1,198.00
     Norwest Business Credit 1      00.0   2,000.00      00.0       00.0      00.0   2,000.00
     RHYDE SKS PRODUCTS             00.0       00.0    129.31       00.0      00.0     129.31
     Stoel Rives LLP                00.0       00.0    249.00       00.0      00.0     249.99
     Sunshine Distribution          00.0   1,321.80      00.0       00.0      00.0   1,321.00
     Willamette Week
       Classifieds                 47.70       00.0      00.0       00.0      00.0      47.70
                                --------   --------    ------       ----      ----   --------
TOTAL                           2,961.27   3,321.80    434.30       00.0      00.0   6,717.37
                                ========   ========    ======       ====      ====   ========

                               TIDEWATER SPECIALTY
                                A/P AGING SUMMARY
                              AS OF AUGUST 31, 1998

                                   Current       1-30         31-60    61-90     > 90       TOTAL
                                   -------     ------     ---------    -----     ----   ---------
LeBoeuf, Lamb, Green & MacRae        00.0        00.0     11,944.06     00.0     00.0   11,944.06
Network Solutions                    00.0      105.00          00.0     00.0     00.0      105.00
                                     ----      ------     ---------     ----     ----   ---------
TOTAL                                00.0      105.00     11,944.06     00.0     00.0   12,049.06
                                     ====      ======     =========     ====     ====   =========

                                 SCHEDULE 3.2(F)

                   ALLOCATION OF PURCHASE PRICE AMONG SELLERS

       ITEM               ATHLETICA         GRAVITY GAMES           TS               TOTAL
       ----             -------------       -------------    -------------      -------------
9-1-98 Non-Compete      $          --        $        --     $          --      $  100,000.00
9/1/98 Cash             $  300,000.00        $ 20,000.00     $   30,000.00      $  350,000.00
12-1-98 Cash            $  400,000.00        $ 20,000.00     $  130,000.00      $  550,000.00
1-1-99 Stock            $  400,000.00        $ 40,000.00     $  478,738.75      $  918,738.75
2-1-99 Stock            $  400,000.00        $ 40,000.00     $  478,738.75      $  918,738.75
Stock #3                $  400,000.00        $ 40,000.00     $  478,738.75      $  918,738.75
Stock #4                $  400,000.00        $ 40,000.00     $  478,738.75      $  918,738.75
                        -------------        -----------     -------------      -------------
                        $2,300,000.00        $200,000.00     $2,074,955.00      $4,674,955.00
                        =============        ===========     =============      =============

                                  SCHEDULE 3.3

                  ALLOCATION OF PURCHASE PRICE AMONG THE ASSETS


     ITEM               ATHLETICA          GRAVITY GAMES             TS                   TOTAL
     ----             -------------        -------------        -------------        -------------
Current Assets        $   35,796.67        $   17,541.56        $          --        $   53,338.23
Fixed Assets          $   55,314.14        $    5,492.92        $          --        $   60,807.07
Goodwill/Lists        $          --        $  185,000.00        $  300,000.00        $  465,000.00
Goodwill              $2,208,889.19        $   11,965.51        $1,774,955.00        $3,995,809.70
                      -------------        -------------        -------------        -------------
                      $2,300,000.00        $  200,000.00        $2,074,955.00        $4,574,955.00
                      =============        =============        =============        =============

                                   SCHEDULE 5

             EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF SELLERS

        5.1 None of Seller's are licensed or qualified as a foreign corporation in any state other than the states of their organization.

        5.4 The Inventory of Sellers is subject to the security interest described in 5.8, below.

        5.5 Sellers make no representation or warranty as to the financial condition or operations of any business, the assets or stock of which was acquired by any Seller within the six month period preceding the Closing Date, for any period prior to acquisition by such Seller. The balance sheet dated July 31, 1999 provided by Sellers supersedes and replaces any other financial information provided by any Seller or Shareholder, and no Seller or Shareholder makes any representation or warranty with regard to any financial information other than as set forth in the balance sheet dated July 31, 1998.

        5.8 The inventory of all of the Sellers secures the $57,000 obligation to Dynasty Capital disclosed in the balance sheet dated July 31, 1998,

        5.9 No tradename or trademark (if any) of any Seller is registered with the US Patent and Trademark Office.

        5.10 The leases to which any Seller is a party are as follows:

        Cornelius Park Business Park-$1,620/Mouth until January 31, 1999
        Pitney Bowes-Postage Machine-133.05/Quarter
        OGI-Phone T-1--$1,100/Month-3 6 months.
        Sanwa Leasing-DM 200 Computer SIN 83 LKL- $171.97/month 36 month lease. Sanwa Leasing-DELL Pentium SIN 88TFK- $448.60/month, 36 month lease. Dell leasing- NPS 200s, S/N COC4M- $113.95/month- 36 month lease.

        5.11 Sellers are not aware of any permits necessary or material to the operation of their Business.

        5.12 Sellers intend to cancel their insurance when deemed appropriate after the Closing Date.

                   SECOND ADDENDUM TO ASSET PURCHASE AGREEMENT



        THIS SECOND ADDENDUM TO ASSET PURCHASE AGREEMENT ("Second Addendum") is entered into effective as of the 1st day of December, 19998, by and among G.I. JOE'S, INC., an Oregon corporation ("Buyer"), as assignee of Joe's Direct, Inc., and ATHLETICA, INC., an Oregon corporation ("Athletica"), GRAVITY GAMES, INC., an Oregon corporation ("Gravity Games"), and TS HOLDING, INC., an Oregon corporation ("TS") (Athletica, Gravity Games and TS are sometimes referred to individually as "Seller" and collectively as "Sellers") and Douglas B.
Spink and Gregory Biggs (collectively "Shareholders").

        On August 24, 1998, the parties executed and delivered an Asset Purchase Agreement (the "Agreement"). On September 1, 1998, the parties executed and delivered an Addendum to Asset Purchase Agreement (the "Addendum"). The parties desire to amend the Agreement and Addendum on the terms set forth herein.

        NOW THEREFORE, the parties agree as follows:

        1. Defined Terms.Unless given a different meaning herein, all capitalized terms used in this Second Addendum to Asset Purchase Agreement shall have the meanings ascribed to them in the Agreement and Addendum.

        2. Continuing Effectiveness. Except as expressly modified herein, all of the terms, conditions, covenants and exhibits set forth in the Agreement and Addendum remain in full force and effect among the parties.

        3. December 1, 1998, Payment. Pursuant to Section 3.2(b) of the Agreement, Buyer agreed to pay to Sellers the sum of $550,000 in cash on or before December 1, 1998. The parties hereto agree that Buyer shall pay the sum of $350,000 in cash on or before December 1, 1998, and Buyer will pay the sum of $200,000 in cash on or before January 3, 1999.

        4. Adjustment of Value of Stock. Pursuant to Section 3.2(d) of the Agreement, the value of the shares of G. I. Joe's, Inc.'s, common stock which will be issued to Sellers in payment of the balance of the Purchase Price is based on a value of $11.00 per share, or the actual IPO price for such stock if the IPO price is less than $8.80 per share. In the event the IPO occurs after any shares of common stock of Buyer have been issued to Sellers in payment of the Purchase Price and the IPO prices is less than $8.80 per share, Buyer shall promptly issue and deliver to Sellers sufficient additional shares of common stock of Buyer in order to adjust the prior installment payments made to Sellers


PAGE 1 - SECOND ADDENDUM TO ASSET PURCHASE AGREEMENT in stock of Buyer based upon the actual IPO price for such stock. Such stock valuation shall then also be used for any future payments of the Purchase Price to be made in stock of Buyer.

        5. Schedule 3.2(d). Amend Schedule 3.2(d) of the Agreement as follows:

               5.1 The First Performance Standard as defined in paragraph (3) of
        Schedule 3.2(d) shall be amended to read as follows:

               "The First Performance Standard" shall mean the Catalog and Internet Sales Division of Joe's (the "Division") shall have earnings before interest, depreciation, amortization, income taxes and bonus payments to Spink and Biggs of not less than ten percent (10%) of the Division's gross sales and the Division's gross sales are not less than $5,500,000."

               5.2 The Second Performance Standard as defined in paragraph (4) of Schedule 3.2(d)(4) shall be amended to read as follows:

               "The Second Performance Standard" shall mean the Division shall have earnings before interest, depreciation, amortization, income taxes and bonus payments to Spink and Biggs of not less than twelve percent (12%) of the Division's gross sales and the Division's gross sales are not less than $8,000,000."

        6. Employment Agreement of Douglas Spink. Paragraph 4(b) of the Employment Agreement (Schedule 8.3(d)(i)) shall be amended to read as follows:

               "An annual bonus equal to .6% of the Company's Annual Catalog and Internet Sales Division (the "Division"), provided:

                      (i) The Division earns a net profit (as a percentage of
               Division sales) before income taxes and bonus payments to Employee as follows:

                             (a) 10% for fye 1/31/2000;

                             (b) 12% for fye 1/31/2001; and

                             (c) 15% for fye 1/31/2002 and thereafter.

                      (ii) The Division's minimum sales are as follows:

                             (a)    $5,500,000 fye 1/31/2000;

PAGE 2 - SECOND ADDENDUM TO ASSET PURCHASE AGREEMENT

                             (b) $8,000,000 for fye 1/31/2001;

                             (c) $12,000,000 fye 1/31/2002;

                             (d) $20,000,000 fye 1/31/2003; and

                             (e) $30,000,000 fye 1/31/2004.

               Bonus to be paid within thirty (30) days after computation of the Division's net profits by Company's accountants for the prior fiscal year.

        IN WITNESS WHEREOF, the parties have executed this Second Addendum as of the date first written above.


ALPHACO, INC.                          BETACO, INC.
(FNA GRAVITY GAMES, INC.)              (FNA TS HOLDING, INC.)



By:__________________________          By:___________________________
   DOUGLAS SPINK, President               DOUGLAS SPINK, President


ZETACO, INC.                           G.I. JOE'S, INC.
(FNA ATHLETICA, INC.)


By:__________________________          By:___________________________
   DOUGLAS SPINK, President               NORM DANIELS, President


_____________________________          ___________________________________
DOUGLAS SPINK, Shareholder             GREGORY BIGGS, Shareholder


PAGE 3 - SECOND ADDENDUM TO ASSET PURCHASE AGREEMENT